                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             BELL INDUSTRIES, INC.,
                            a California corporation,

                              ME ACQUISITION, INC.,
                             a New York corporation,

                                       AND

                           MILGRAY ELECTRONICS, INC.,
                             a New York corporation

                          DATED AS OF NOVEMBER 26, 1996
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                                TABLE OF CONTENTS


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       ARTICLE I            THE OFFER AND MERGER..................................................................     2

                   1.1      The Offer.............................................................................     2

                   1.2      Company Actions.......................................................................     4

                   1.3      Directors.............................................................................     5

                   1.4      The Merger............................................................................     6

                   1.5      Effective Time........................................................................     7

                   1.6      Closing...............................................................................     7

                   1.7      Directors and Officers of the Surviving Corporation...................................     7

                   1.8      Shareholders' Meeting.................................................................     8

                   1.9      Merger Without Approval of Company Shareholders.......................................     8

       ARTICLE II CONVERSION OF SHARES............................................................................     9

                   2.1      Conversion of Capital Stock...........................................................     9

                   2.2      Exchange of Certificates..............................................................    10

       ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
                   COMPANY........................................................................................    11

                   3.1      Organization and Qualification; Subsidiaries..........................................    11

                   3.2      Capitalization........................................................................    12

                   3.3      Authority.............................................................................    13

                   3.4      Consents and Approvals; No Violation..................................................    14

                   3.5      Company SEC Reports...................................................................    15

                   3.6      Financial Statements..................................................................    15
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               3.7      Absence of Undisclosed Liabilities....................................................    16

               3.8      Absence of Certain Changes............................................................    16

               3.9      Taxes.................................................................................    17

               3.10     Litigation............................................................................    18

               3.11     Employee Benefit Plans; ERISA.........................................................    18

               3.12     Environmental Liability...............................................................    19

               3.13     Compliance with Applicable Laws.......................................................    19

               3.14     Material Contracts....................................................................    20

               3.15     Patents, Marks, Trade Names, Etc......................................................    21

               3.16     Insurance.............................................................................    21

               3.17     Opinion of Financial Advisor..........................................................    21

               3.18     Vote Required.........................................................................    21

               3.19     Information Supplied; Company Proxy Statement.........................................    22

               3.20     Company Stock Options.................................................................    22

               3.21     Inventory.............................................................................    22

               3.22     Major Customers and Suppliers; Backlog................................................    22

   ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
               PARENT AND PURCHASER...........................................................................    23

               4.1      Organization..........................................................................    23

               4.2      Authority Relative to this Agreement..................................................    23

               4.3      Consent and Approvals; No Violation...................................................    23

               4.4      Information Supplied..................................................................    24

               4.5      Financing.............................................................................    24
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                  4.6      Purchaser's Operations................................................................    25

                  4.7      No Shares Owned by Parent, Purchaser or Affiliates....................................    25

                  4.8      Capitalization........................................................................    25

      ARTICLE V CONDUCT OF BUSINESS BY THE COMPANY PRIOR
                  TO EFFECTIVE DATE..............................................................................    25

                  5.1      Ordinary Course.......................................................................    25

                  5.2      Dividends; Changes in Stock...........................................................    25

                  5.3      Issuance or Repurchase of Securities..................................................    26

                  5.4      Governing Documents; Board of Directors...............................................    26

                  5.5      No Dispositions.......................................................................    26

                  5.6      Indebtedness..........................................................................    26

                  5.7      Compensation..........................................................................    26

                  5.8      Benefit Plans.........................................................................    27

                  5.9      Taxes.................................................................................    27

                  5.10     Consultation and Cooperation..........................................................    27

                  5.11     Additional Matters....................................................................    28

      ARTICLE VI ADDITIONAL COVENANTS............................................................................    29

                  6.1      No Solicitation.......................................................................    29

                  6.2      Access to Information; Confidentiality................................................    31

                  6.3      HSR Act...............................................................................    31

                  6.4      Consents and Approvals................................................................    32

                  6.5      Notification of Certain Matters.......................................................    32

                  6.6      Brokers or Finders....................................................................    32
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                  6.7      Additional Actions....................................................................    33

                  6.8      Benefit Plans and Certain Contracts; Severance
                           Arrangements..........................................................................    33

                  6.9      Directors' and Officers' Indemnification..............................................    34

                  6.10     Tender Agreement; New York Law........................................................    35

                  6.11     Publicity.............................................................................    36

                  6.12     Opinion of Company Counsel............................................................    36

                  6.13     Election of Directors.................................................................    36

      ARTICLE VII CONDITIONS.....................................................................................    36

                  7.1      Conditions to each Party's Obligations to Effect the
                           Merger................................................................................    36

                  7.2      Additional Condition to Obligations of the Company
                           to Effect the Merger..................................................................    37

      ARTICLE VIII TERMINATION...................................................................................    37

                  8.1      Termination...........................................................................    37

                  8.2      Effect of Termination.................................................................    39

      ARTICLE IX GENERAL PROVISIONS..............................................................................    39

                  9.1      Fees and Expenses.....................................................................    39

                  9.2      Amendment and Modification............................................................    40

                  9.3      Nonsurvival of Representations and Warranties.........................................    40

                  9.4      Notices...............................................................................    40

                  9.5      Definitions; Interpretation...........................................................    41

                  9.6      Counterparts..........................................................................    42

                  9.7      Entire Agreement; No Third Party Beneficiaries........................................    42
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                9.8      Severability..........................................................................    42

                9.9      Governing Law.........................................................................    42

                9.10     Assignment............................................................................    42
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                                   A-v

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is entered into as of November 26, 1996 by and among Bell Industries, Inc., a California corporation ("Parent"), ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of Parent ("Purchaser"), and Milgray Electronics, Inc., a New York corporation (the "Company").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Parent and Purchaser have determined that it is advisable and in the best interests of Parent and Purchaser to engage in a transaction whereby Parent will acquire the Company on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its shareholders to engage in a transaction whereby Parent will acquire the Company on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, Herbert S. Davidson, a director, Chief Executive Officer and President of the Company (the "Shareholder"), is the beneficial owner of 3,742,064 shares of the Company Common Stock (as defined below); and

         WHEREAS, as an inducement to Parent to acquire the Company, and as a condition to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent, Purchaser and the Shareholder are entering into a tender agreement (the "Tender Agreement") pursuant to which the Shareholder has agreed to (i) tender his Shares in the Offer (as defined below) and vote his Shares in favor of the Merger (as defined below) and (ii) not compete with Parent, Purchaser, the Company or the Surviving Corporation (as defined below) to the extent set forth therein, in each case upon the terms and subject to the conditions set forth therein; and

         WHEREAS, in furtherance of its acquisition of the Company, Parent proposes to cause Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding shares of common stock, par value $0.25 per share, of the Company (hereinafter referred to as either the "Shares" or the "Company Common Stock") at a price per share of Company Common Stock of $14.77, net to the seller in cash, upon the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of the Company has adopted resolutions approving, among other things, the Offer and the Merger and recommending that the Company's shareholders accept the Offer, provided that such shareholders should consult with their financial or tax advisers prior to tendering their Shares in the Offer or voting to approve the Merger; and

         WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved the merger (the "Merger") of Purchaser into the Company, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company, except shares of Company Common Stock held by persons who object to the Merger and comply with all the provisions of New York law concerning the right of holders of Company Common Stock to dissent from the Merger and demand appraisal of their shares of Company Common Stock ("Dissenting Shareholder"), will be converted into the right to receive the per share consideration paid pursuant to the Offer; and

         WHEREAS, the Company, Parent and Purchaser wish to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

         1.1      The Offer.

                  (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer to purchase for cash all of the issued and outstanding shares of Company Common Stock at a price of $14.77 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares beneficially owned by Parent or Purchaser, represents at least 66-2/3% of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. The Offer shall remain open for tender of Shares or withdrawal of Shares previously tendered until January 7, 1997, unless previously terminated prior to such date in accordance with the terms thereof or of this Agreement or pursuant to applicable law without any Shares having been accepted for payment or paid for under the Offer. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer (including without limitation the Minimum Condition), accept for payment and pay for Shares tendered as soon as practicable after it is legally permitted to do so under applicable law; PROVIDED, HOWEVER, that Purchaser will not, without the written consent of the Company, accept for payment and pay for any Shares prior to January 7, 1997. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. Without the written consent of the Company, Purchaser shall not decrease the Offer Price, decrease the number of Shares sought, change the form of consideration to be paid in the Offer, amend or waive the Minimum Condition, or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments); PROVIDED, HOWEVER, that if on the initial scheduled expiration date of the Offer (as it may be extended) all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from time to time until February 6, 1997 without the consent of the Company; PROVIDED FURTHER, HOWEVER, that, notwithstanding the foregoing proviso, Purchaser may extend the Offer without the Company's consent until February 28, 1997 if the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has not expired or terminated by February 6, 1997. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company. Purchaser shall terminate the Offer upon termination of this Agreement pursuant to its terms.

                  (b) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents") with respect to the Offer. The Offer Documents will comply in all material respects with the provisions of applicable Federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of the Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and Purchaser agree to provide the Company and its counsel in writing with any comments Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         1.2      Company Actions.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors, at a meeting duly called and held on the date or dates on which the relevant parties entered into this Agreement and the Tender Agreement, has unanimously (i) determined that each of the Offer, the Merger and the transactions contemplated thereby is fair to and in the best interests of the Company's shareholders, as a group (other than Parent and Purchaser), provided that each shareholder should consult with his financial or tax advisor regarding the impact thereof on such shareholder; (ii) approved this Agreement and the transactions contemplated hereby (including without limitation
(x) the acquisition of the Company by Parent or any of its affiliates, and any purchase of Shares in connection therewith, by means of this Agreement, the Offer, the Merger, and/or any other transactions pursuant to this Agreement conducted to effectuate the acquisition of the Company by Parent or its affiliates in accordance with this Agreement ("Other Transactions") and (y) any other transactions contemplated hereby and by the foregoing clause (x); (iii) resolved to recommend that the shareholders of the Company, as a group, accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement and the Merger, PROVIDED, HOWEVER, that shareholders should consult with their financial or tax advisers prior to tendering their Shares in the Offer or voting to approve the Merger and PROVIDED FURTHER that such recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company, the failure to take such action would be inconsistent with their fiduciary duties under applicable law, and any such withdrawal, modification or amendment of the recommendation will not be deemed a breach of this Agreement; and (iv) adopted resolutions approving all of the actions and transactions referenced herein and such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of (A) Sections 902 and 912 of the New York Business Corporation Law (the "NYBCL") and similar provisions of any other similar state statutes that might be deemed applicable to the transactions contemplated hereby.

                  (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary duties of the Company's Board of Directors under applicable law and the provisions of this Agreement, contain the statements referred to in
Section 1.2(a) hereof. In connection with making such recommendations, the Company may include a statement to the effect that the Company's shareholders should consult with their financial or tax advisers prior to tendering their Shares in the Offer or voting to approve the Merger. The Schedule 14D-9 will comply in all material respects with the provisions of applicable Federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their counsel in writing any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company and its counsel will provide Parent and its counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences relating to the Schedule 14D-9, the Merger, this Agreement or the transactions contemplated hereby.

                  (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and those of persons becoming record holders after such date, together with copies of all other information in the Company's control regarding the beneficial owners of shares of Company Common Stock that Parent may reasonably request, and shall furnish Purchaser with such other information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the shareholders of the Company.

         1.3      Directors.

                  (a) Promptly upon the purchase of and payment for any Shares (including without limitation all Shares subject to the Tender Agreement) by Purchaser or any other subsidiary of Parent pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded to the nearest whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors then serving on such Board (which, immediately prior to such calculation, shall not consist of more than five directors) multiplied by the ratio of the aggregate number of Shares beneficially owned by Parent, Purchaser and any of their affiliates to the total number of Shares then outstanding. The Company shall, upon request of Purchaser, take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including without limitation securing the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected or appointed to the Company's Board, and shall cause Parent's designees to be so elected or appointed. At such time, the Company shall also cause persons designated by Parent to constitute the same percentage (rounded to the nearest whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined below) of the Company and (iii) each committee (or similar body) of each such board.

                  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to shareholders as part of the Schedule 14D-9 the information required by such Section 14(f) and Rule 14f-1, as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Purchaser shall supply the Company with any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of Section 1.3(a) are in addition to and shall not limit any rights which Parent, Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                  (c) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder (other than the actions contemplated by Section
1.8 hereof) may be effected only if the action is approved by a majority of the directors of the Company then in office who were directors of the Company on the date hereof, which action shall be deemed to constitute the action of the Board of Directors; PROVIDED, HOWEVER, that if there shall be no such directors, such actions may be effected by majority vote of the entire Board of Directors of the Company.

         1.4      The Merger.

                  (a) Subject to the terms and conditions of this Agreement, and pursuant to Sections of the NYBCL, at the Effective Time the Company and Purchaser shall consummate the Merger pursuant to which (i) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of New York, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

                  (b) Pursuant to the Merger, (i) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such certificate of incorporation, and (ii) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation and such bylaws. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the NYBCL.

                  (c) The Merger shall have the effects set forth in the NYBCL (including, without limitation, Section 906 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (as defined in Section 1.5), all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Effective Time. On the date of Closing (as defined in Section 1.6) as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII (or on such other date as Parent and the Company may agree) the parties shall cause certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") to be executed and filed with the Department of State of the State of New York and make all other filings and recordings or recordings required by the NYBCL in connection with the Merger. The Merger shall become effective at the time and on the date on which the Certificate of Merger has been duly filed with the Department of State of the State of New York or such later time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time." Parent and the Company agree to use their best efforts to cause the Merger to become effective as soon as practicable following the purchase of and payment for Shares pursuant to the Offer.

         1.6 Closing. The Closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of the Company, 77 Schmitt Boulevard, Farmingdale, New York 11735, unless another date or place is agreed to in writing by the parties hereto.

         1.7 Directors and Officers of the Surviving Corporation. The directors and officers of Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

         1.8      Shareholders' Meeting.

                  (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a
special meeting of its shareholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                           (ii) prepare and file with the SEC a preliminary
proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Company Proxy Statement (as defined below) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Company Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                           (iii) include in the Company Proxy Statement the
recommendation of the Board of Directors that shareholders of the Company, as a group, vote in favor of the approval of the Merger and the adoption of this Agreement (provided that shareholders should consult with their financial or tax advisers prior to voting to approve the Merger) unless, in the opinion of the Board of Directors after consultation with independent counsel, the inclusion of such recommendation would be inconsistent with its fiduciary duties under applicable law.

                  (b) Parent and Purchaser agree that Purchaser shall, and shall cause any permitted assignee of Purchaser to, vote all Shares then owned by it which are entitled to vote in favor of the approval of the Merger and the adoption of this Agreement.

         1.9 Merger Without Approval of Company Shareholders. Notwithstanding
Section 1.8 hereof, in the event that Parent, Purchaser or any permitted assignee of Purchaser shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article VII hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without approval of the Company shareholders, in accordance with Section 905 of the NYBCL. In connection therewith, the Company and its Board of Directors may take all action necessary to approve a plan of merger under Section 905 of the NYBCL, which plan of merger shall supersede the plan of merger adopted by the Board of Directors as contemplated by Section 1.2(a) hereof, solely to cause the Merger hereunder to become effective without approval of the Company shareholders. If the Board of Directors of the Company so approves a merger pursuant to Section 905,

Parent or Purchaser shall, and shall cause any permitted assignee to, continue to hold not less than 90% of the issued and outstanding shares of Company Common Stock until the consummation or abandonment of such merger.


                                   ARTICLE II

                              CONVERSION OF SHARES

         2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any share of Company Common Stock or common stock, par value $.01 per share, of Purchaser (the "Purchaser Common Stock"):

                  (a) Purchaser Common Stock. Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Purchaser or any other wholly owned subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Shares. Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a Dissenting Shareholder shall not be converted as described in Section 2.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of New York; PROVIDED, HOWEVER, that the shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, fail to perfect his right to appraisal, withdraw his demand for appraisal or lose his right of appraisal, in any case pursuant to Section 623 of the NYBCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger

Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         2.2      Exchange of Certificates.

                  (a) Paying Agent. Parent shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to
Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

                  (c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective

Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                  (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser as follows:

         3.1      Organization and Qualification; Subsidiaries.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 3.1(a), which include each jurisdiction in which the character of the Company's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Material Adverse Effect (as defined below). The Company has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. The Company has made available to Parent and Purchaser a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and the Company's certificate of incorporation and bylaws as so delivered are in full force and effect. The Company is not in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

                  (b) Schedule 3.1(b) lists the name and jurisdiction of organization of each Subsidiary of the Company and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation as of the date hereof. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 3.1(b), which include each jurisdiction in which the character of the Company's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Material Adverse Effect. Each of the Company's Subsidiaries has the requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Each of such Subsidiaries is operating in accordance with all applicable laws and regulations of its jurisdiction of incorporation, except where the failure so to operate would not result in a Material Adverse Effect. The Company has made available or will make available within 10 days of the date of this Agreement, to Parent and Purchaser a complete and correct copy of the certificate of incorporation and bylaws (or similar charter documents) of each of the Company's Subsidiaries, each as amended to date, and the certificate of incorporation and bylaws (or similar charter documents) as so delivered are in full force and effect. No Subsidiary of the Company is in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar charter documents).

                  (c) For purposes of this Agreement, (i) a "Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the financial condition, business, assets, properties, prospects or results of operations of the Company and its Subsidiaries taken as a whole; (ii) "subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party do not have a majority of the voting interest in such partnership); (iii) "Subsidiary" shall mean any subsidiary of the Company; and (iv) "independent legal counsel to the Company" shall include, but not be limited to, Herschel M. Weinberg, Esq., who is a director and secretary of the Company and of various of its Subsidiaries.

         3.2      Capitalization.

                  (a) The authorized capital stock of the Company consists solely of 60,000,000 shares of the Company Common Stock. As of the date hereof,
(i) 6,773,176 shares of Company Common Stock are issued and outstanding and (ii) 43,726 shares of Company Common Stock are issued and held in the treasury of the Company. No agreement or other document grants or imposes on any shares of the Company Common Stock any right, preference, privilege or restriction with respect to the transactions contemplated hereby (including, without limitation, any rights of first refusal), other than the right to dissent from the Merger as provided in Section 2.1(d) above. All of the issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) except as otherwise set forth on
Schedule 3.2(a) hereto, there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (including without limitation "earn-out" arrangements) relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                  (b) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                  (c) All of the issued and outstanding shares of capital stock of each of the Subsidiaries of the Company are owned beneficially and of record by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, charges, pledges, encumbrances, equities, voting restrictions, claims and options of any nature, and all such shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has not made, directly or indirectly, any material investment in, advance to or purchase or guaranty of any obligations of, any entity other than such Subsidiaries.

         3.3      Authority.

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary, as a matter of law or otherwise in order to satisfy the requirements for business combinations contained in Section 912(c)(1) of the NYBCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Purchaser, is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Except for the action contemplated by Section 1.9 hereof, the Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement, including the Offer, the Merger and the acquisition of Shares pursuant to the Offer, the Merger, and any Other Transactions, including without limitation all matters contemplated by Section 1.2(a)(ii) hereof. The Company represents to Parent and Purchaser that the actions of the Board of Directors of the Company set forth in
Section 1.2(a) are all the actions of the Board of Directors of the Company required, and are sufficient, to satisfy the requirements of Section 912(c)(1) of the NYBCL in connection with the Offer, the Merger, the Tender Agreement and any Other Transactions and the other matters referred to in Section 1.2(a)(ii) above so long as this Agreement has not been terminated in accordance with its terms.

         3.4 Consents and Approvals; No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not:

                  (a) subject to the obtaining of any requisite approvals of the Company's shareholders as contemplated by Sections 1.8 and 1.9 hereof, conflict with any provision of the Company's certificate of incorporation or bylaws or the certificate of incorporation or bylaws (or other similar charter documents) of any of its Subsidiaries;

                  (b) require any consent, approval, order, authorization or permit of, or registration, filing or notification to, any governmental or regulatory authority or agency (a "Governmental Entity"), except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (x) the Schedule 14D-9, (y) the Company Proxy Statement relating to the approval by the Company's shareholders of this Agreement, if such approval is required by law, and (z) such reports under
Section 13(a) of the Exchange Act as may be required in connection with this Agreement, the Tender Agreement and the transactions contemplated hereby and thereby, and (iii) the filing of the Certificate of Merger with the Department of State of the State of New York;

                  (c) except as disclosed on Schedule 3.4(c), result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

                  (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Company or any Subsidiary, in such a manner as to (i) result in a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement; or

                  (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock, properties or assets of the Company or its Subsidiaries under any agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound.

         3.5 Company SEC Reports. The Company has filed with the SEC, and has heretofore made available to Parent and Purchaser true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its Annual Reports to Shareholders incorporated by reference in certain of such reports, required to be filed with the SEC since September 30, 1992 under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (collectively, the "Company SEC Reports"). As of the respective dates such Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act.

         3.6 Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company

(including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended September 30, 1993, 1994 and 1995 and its Quarterly Reports on Form 10-Q for all interim periods during such period and subsequent thereto and the audited consolidated financial statements of the Company (including any related notes and schedules) for the fiscal year ended September 30, 1996 provided to Parent and Purchaser (collectively, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply or shall comply (as the case may be) in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been or shall be (as the case may be) prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present or shall fairly present (as the case may be), in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

         3.7 Absence of Undisclosed Liabilities. Except (a) as specifically disclosed in the Company SEC Reports and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since June 30, 1996, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that have, or would be reasonably likely to have, a Material Adverse Effect or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries or the notes thereto which is not so reflected. As of the date hereof, the total amounts of principal and unpaid interest outstanding under the Company's bank credit line do not exceed thirty seven million dollars ($37,000,000) in the aggregate, and the long-term principal portions thereof (including such amounts as are required to be classified as current debt under GAAP) do not exceed thirty seven million dollars ($37,000,000).

         3.8 Absence of Certain Changes. Except as disclosed in the Company SEC Reports, since September 30, 1996 the Company and its Subsidiaries have conducted their respective businesses only in, have not engaged in any transaction other than according to, the ordinary and usual course, and there has not been (a) except as set forth on Schedule 3.8(a), any Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any of its Subsidiaries; (c) any change by the Company in accounting principles, practices or methods; (d) any labor dispute or difficulty which is reasonably likely to result in any Material Adverse Effect, and to the Company's knowledge no such dispute or difficulty is now threatened;
(e) any material asset sold, disposed of (except inventory sold in the ordinary course of business), mortgaged, pledged or subjected to any lien, charge or other encumbrance; (f) except as set forth on Schedule 3.8(f), any increase in the salary, bonus or commission rate payable or which could become payable by the Company or any of its Subsidiaries to their directors, officers, branch managers, marketing managers, distributors, dealers or sales representatives; (g) any amendment of any employee benefit plan; (h) any issuance, transfer, sale or pledge by the Company or its Subsidiaries of any shares of stock or other securities or of any commitments, options, rights or privileges under which the Company or its Subsidiaries is or may become obligated to issue any shares of stock or other securities; (i) any indebtedness incurred by the Company or its Subsidiaries, except as such may have been incurred in the ordinary course of business and consistent with past practice; (j) any loan made or agreed to be made by the Company or its Subsidiaries, nor has the Company or its Subsidiaries become liable or agreed to become liable as a guarantor with respect to any loan; (k) any waiver by the Company or its Subsidiaries of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation; or (l) except as set forth on Schedule 3.8(l), any change in or amendment to the certificate of incorporation or bylaws (or similar charter documents) of the Company or its Subsidiaries.

         3.9      Taxes.

                  (a) The Company and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

                  (b) The Company and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined below) due with respect to any period ending prior to or as of the Closing Date.

                  (c) The appropriate Tax Returns of the Company and/or any of its Subsidiaries have been examined by (i) the Internal Revenue Service for all periods up to and including September 30, 1994 and (ii) the Taxing Authorities other than the Internal Revenue Service for the periods and jurisdictions shown in Schedule 3.9(c). Except as disclosed on Schedule 3.9(c), no Audit (as defined below) by a Tax Authority (as defined below) is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its Subsidiaries. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries, except liens for current Taxes not yet due.

                 (d) Except as disclosed on Schedule 3.9(d), neither the Company nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

                 (e) Schedule 3.9(e) sets forth all material tax sharing, tax indemnity, or similar agreements to which the Company or its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

                 (f) As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes; and (iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

         3.10 Litigation. Except as disclosed in Schedule 3.10, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company, any Subsidiaries of the Company or any of the directors or officers of the Company or any of its Subsidiaries in their capacity as such that, individually or in the aggregate, allege damages of $100,000 or more. Neither the Company nor any of its Subsidiaries, nor any officer, director or employee of the Company or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company or such Subsidiary nor, to the knowledge of the Company, is the Company, any Subsidiary or any officer, director or employee of the Company or its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company's business. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties.

         3.11 Employee Benefit Plans; ERISA. All "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company and its Subsidiaries are in compliance with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except for instances of non-compliance that individually or in the aggregate would not have a Material Adverse Effect on the Company. Schedule 3.11 contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA, for the benefit of any employee or former employee of the Company or any ERISA Affiliate whether formal or informal and whether legally binding or not (the "Plans"), other than salary, bonus and commission arrangements with the Company's or any of its Subsidiaries' sales personnel.
Schedule 3.11 identifies each of the Plans that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of the ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate.

         3.12 Environmental Liability. (a) Except as publicly disclosed by the Company, (i) the Company and each of its Subsidiaries is in material compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its Subsidiaries has received written notice of, or, to the best knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that individually or in the aggregate would have a Material Adverse Effect on the Company; and (iii) to the best knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                 (b) Except as publicly disclosed by the Company, there are no Environmental Claims which individually or in the aggregate would have a Material Adverse Effect on the Company that are pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         3.13 Compliance with Applicable Laws. The Company and each of its Subsidiaries hold all material licenses, permits and authorizations necessary for the lawful conduct of its respective businesses, as now conducted, and such businesses are not being, and the Company has not received any notice from any authority or person that such businesses have been or are being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to (a) the protection of the environment, or
(b) occupational health and safety, except for possible violations which either singly or in the aggregate have not resulted and in the future will not result in a Material Adverse Effect.

         3.14 Material Contracts. Schedule 3.14 hereto sets forth a true and correct list of any and all agreements, contracts, purchase or installment agreements, indentures, leases, mortgages, licenses, plans, arrangements, commitments (whether written or oral) and instruments (collectively, "contracts") that, to the knowledge of the Company, are deemed by management of the Company to be material to the Company and its Subsidiaries (the "Material Contracts"), including without limitation the following types of contracts to which the Company or any of its Subsidiaries is a party:

                 (a) any franchise contract with a manufacturer or supplier of electronic or computer components from which the Company purchased (on an annualized basis for the past twelve months), products which accounted for more than 5% of the Company's total sales during such period;

                 (b) any contract for the employment of any officer, employee, consultant or other person or entity on a full-time, part-time, consulting or other basis (excluding independent sales representatives), including any severance or other termination provisions with respect to such employment;

                 (c) any contract which provides for volume or other price rebates between the Company or its Subsidiaries and any customer thereof which represented more than $250,000 of sales by the Company in either of the fiscal year ended September 30, 1996;

                 (d) any contract with a term of at least six months which provides for the provision of "value added" services by the Company or any of its Subsidiaries and which provides for annual payments to the Company or any of its Subsidiaries of $250,000 or more;

                 (e) any noncompetition agreement, other than customary agreements with employees who are not officers, directors or key employees, or any other contract that in any way restricts the Company or any of its Subsidiaries from carrying on their business any place in the world; and

                 (f) any contract with the Company and any of its Subsidiaries or any of their affiliates or with any officers, directors or key employees of the Company or any of its Subsidiaries.

True and complete copies of each written Material Contract, or form thereof and true and complete written summaries of each oral Material Contract have been made available to Parent and Purchaser by the Company prior to the date hereof.

         3.15    Patents, Marks, Trade Names, Etc.

         The present operations of the Company and its Subsidiaries requires no intellectual property rights other than those intellectual property rights listed on Schedule 3.15 and rights granted to the Company and its Subsidiaries pursuant to agreements or licenses listed on Schedule 3.15. No claims have been asserted by any person as to the use of any such intellectual property by the Company or its Subsidiaries. No claim adverse to the interests of the Company and its Subsidiaries in any of the intellectual property listed in these Schedules has been asserted or threatened and no basis exists for any such claim. The Company's and its Subsidiaries' business does not infringe on, or misappropriate, any intellectual property or right owned by, or belonging to, any other person, and the Company and its Subsidiaries do not have any material liability for any past infringement or misappropriation. "Intellectual property," as used herein, means domestic or foreign patents, patent applications, registered and unregistered trademarks and service marks, registered and unregistered copyrights, computer programs, trade secrets and proprietary information.

         3.16 Insurance. Schedule 3.16(a) lists each of the insurance policies relating to the Company or any of its Subsidiaries which are currently in effect. The Company has provided Parent and Purchaser with a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder none of the Company, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Material Adverse Effect. Schedule 3.16(b) describes any self-insurance arrangements affecting the Company or any of its Subsidiaries. The insurance policies listed on Schedule 3.16(a) include all policies which are required in connection with the operation of the businesses of the Company and its Subsidiaries as currently conducted by applicable laws and all agreements relating to the Company and its Subsidiaries.

         3.17 Opinion of Financial Advisor. The Company has received, and delivered to Parent a copy of, the opinion of Mesirow Financial, Inc., the Company's financial advisor ("Mesirow"), to the effect that the consideration to be received by the Company's shareholders in the Offer and the Merger, is fair to the Company and the Company's shareholders from a financial point of view.

         3.18 Vote Required. If Parent, Purchaser or any permitted assignee thereof acquires and holds shares of Company Common Stock constituting at least 90% of all of the issued and outstanding shares of Company Common Stock, no vote of the holders of the Company Common Stock shall be required to approve this Agreement or the transactions contemplated hereby. Otherwise, the Merger contemplated by this Agreement must be approved by the affirmative vote of at least 66-2/3% of the outstanding Shares entitled to vote on a proposal to approve the Merger at a duly convened special or regular meeting of the shareholders of the Company.

         3.19 Information Supplied; Company Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion in the Offer Documents will, at the date such Offer Documents are filed with the SEC and the date they are disseminated to the Company's shareholders, contain any untrue statement of a material fact regarding the Company or will omit to state any material fact regarding the Company required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. The Company Proxy Statement (and any amendment or supplement thereto) will, at the date mailed to the Company shareholders and at the time of the Special Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. The Company Proxy Statement will comply in all material respects with the Exchange Act and the rules and regulations thereunder. With respect to the Offer Documents and the Company Proxy Statement, no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Purchaser for inclusion therein.

         3.20 Company Stock Options. There are no plans, arrangements or understandings of the Company and its Subsidiaries which provides for the option or right (an "Option") by any employee, director or officer of the Company or any of its Subsidiaries or any other person to acquire Shares or other securities of the Company and there are no outstanding Options.

         3.21 Inventory. The values at which inventories are carried on the Financial Statements reflect the inventory valuation policy of the Company consistent with its past practice and in accordance with GAAP, consistently applied.

         3.22 Major Customers and Suppliers; Backlog. Schedule 3.22 sets forth the name of each of the top fifty (50) customers and top twenty (20) product lines of the Company and in its Subsidiaries (on a consolidated basis), in each case ranked by revenue, for each of the calendar years ended December 31, 1994 and 1995 and the nine-month period ended September 30, 1996. Except as set forth in Schedule 3.22, since September 30, 1995, there has not been, or as a result of the Merger there is not presently anticipated to be, any material adverse change in relations with any of the major suppliers of the Company and its Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect. The Company has provided to Parent and Purchaser true, correct and accurate summaries of all unfilled sales orders as of September 30, 1996 for
(a) the Company and each of its Subsidiaries (separately considered) and (b) each product line of the Company and its Subsidiaries that accounted for at least five percent (5%) of the consolidated sales of the Company and its Subsidiaries for the fiscal year ended September 30, 1996.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                                    PURCHASER

         Parent and Purchaser represent and warrant to the Company as follows:

         4.1 Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and has the requisite corporate power to carry on its business. Purchaser has made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date and as in full force and effect. Purchaser is not in default in any material respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

         4.2 Authority Relative to this Agreement. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Parent and Purchaser have been duly and validly authorized by the Boards of Directors of Parent and of Purchaser and by Parent as the sole shareholder of Purchaser and no other corporate proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company and the requisite approval of the Company's shareholders has been obtained, this Agreement constitutes a valid and binding agreement of both Parent and Purchaser, enforceable against each of them in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.3 Consent and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Purchaser, nor the consummation of the transactions contemplated hereby, will:

                 (a) conflict with any provision of the articles of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Purchaser;

                 (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Schedule 14D-1, (y) the Company Proxy Statement relating to the approval by the Company's shareholders of the Agreement as contemplated by Section 1.8 of the Agreement, if such approval is required by law, and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement, the Tender Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Department of State of the State of New York,
(iv) the filing of a registration statement by Purchaser with the New York attorney general and the satisfaction of certain disclosure requirements under
Article 16 of the NYBCL, and (v) except to the extent that consents are required from, or early repayment would be required to, the Company's current lenders in connection with the financing contemplated by Section 4.5, where the failure to obtain such consents, approvals, authorizations or permits or the failure to make such filings or notifications would not have a material adverse effect on the financial condition, business, properties or results of operations of Parent and its subsidiaries, taken as a whole;

                 (c) except as disclosed to the Company in writing by Parent or Purchaser, conflict with, result in the breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, lease, mortgage, license, agreement or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a material adverse effect on the financial condition, business, properties or results of operations of Parent and its subsidiaries, taken as a whole; or

                 (d) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent or Purchaser in such a manner as to result in a material adverse effect on the financial condition, business, properties or results of operations of Parent and its subsidiaries, taken as a whole.

         4.4 Information Supplied. None of the information supplied or to be supplied by Parent or Purchaser expressly for inclusion in the Company Proxy Statement or the Schedule 14D-9 will, at the date mailed to the Company's shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

         4.5 Financing. Parent has received a commitment letter (the "Commitment Letter") from Union Bank of California, N.A. in which such bank has agreed, subject to the terms and conditions set forth in the Commitment Letter, to provide a senior secured credit facility for Parent aggregating $250.0 million for purposes of the Offer and the Merger and related transactions and to provide for Parent's working capital requirements. A copy of the Commitment Letter has been provided to the Company. Notwithstanding the foregoing, Purchaser's receipt of such financing on the terms and conditions set forth in the Commitment Letter (the "Financing Condition") is a condition to Purchaser's obligation to consummate the Tender Offer.

         4.6 Purchaser's Operations. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

         4.7 No Shares Owned by Parent, Purchaser or Affiliates. As of the date hereof, neither Parent nor Purchaser nor any of their affiliates owns any Shares.

         4.8 Capitalization. The authorized capital stock of Purchaser consists of 1,000 shares of common stock, all of which have been duly and validly issued and are held of record and beneficially by Parent.


                                    ARTICLE V

                       CONDUCT OF BUSINESS BY THE COMPANY
                             PRIOR TO EFFECTIVE DATE

         The Company agrees that, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to the Board of Directors of the Company pursuant to Section 1.3, as follows:

         5.1 Ordinary Course. The Company and each of its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use their reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their existing relationships with customers, suppliers, lessors, lessees, creditors and others having business dealings with them. The Company will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         5.2 Dividends; Changes in Stock. The Company shall not, and shall not cause or permit any of its Subsidiaries to, (a) declare, set aside or pay any dividends on or make other distributions in respect of any shares of its capital stock, (b) split, combine or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or (c) propose to do any of the foregoing.

         5.3 Issuance or Repurchase of Securities. The Company shall not, and shall not cause or permit any of its Subsidiaries to, issue, pledge, deliver, sell or transfer or authorize or propose the issuance, pledge, delivery, sale or transfer of, or repurchase, redeem or otherwise acquire directly or indirectly, or propose the repurchase, redemption or other acquisition of, any shares of capital stock of any class of the Company or its Subsidiaries, or any options, warrants or other rights exercisable for or securities convertible into or exchangeable for, any such shares (or enter into any agreements, arrangements, plans or understandings with respect to any of the foregoing), other than pursuant to the exercise of outstanding Options pursuant to the terms thereof as of the date hereof.

         5.4 Governing Documents; Board of Directors. The Company shall not, and shall not cause or permit any of its Subsidiaries to, propose or adopt any amendment to its or their certificate of incorporation or bylaws (or similar charter documents) or take any action to alter the size or composition of its Board of Directors, except as specifically contemplated by Section 1.3(a) hereof.

         5.5 No Dispositions. The Company shall not, and shall not cause or permit any of its Subsidiaries to, transfer, sell, lease, license, mortgage or otherwise dispose of or encumber any material assets, or enter into any commitment to do any of the foregoing, other than in the ordinary and usual course of business, consistent with past practice.

         5.6     Indebtedness.

                 (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, incur, become subject to, or agree to incur any debt for borrowed money or incur or become subject to any other material obligation or liability (absolute or contingent), except current liabilities incurred, monies borrowed under the Company's current bank loan agreement and obligations under contracts entered into, in the ordinary course of business consistent with prior practice.

                 (b) The Company shall not pay or be liable for prepayment or other penalties in connection with the early retirement of any Company indebtedness for borrowed money.

         5.7 Compensation. The Company shall not, and shall not cause or permit any of its Subsidiaries to, make any change in the compensation payable or to become payable to any of its officers, directors, branch managers, marketing managers, agents or consultants, enter into or amend any employment, severance, termination or other agreement or make any loans to any of its officers, directors, branch managers, marketing managers, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the Offer, the Merger or otherwise; provided, however, that the foregoing shall not prohibit the Company or any of its Subsidiaries from increasing the compensation payable to any branch manager or marketing manager after three days' advance written notice to Parent's Chief Executive Officer or President.

         5.8 Benefit Plans. The Company shall not, and shall not cause or permit any of its Subsidiaries to (a) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee except in the ordinary course of business and consistent with past practice or as permitted by this Agreement; (b) pay or agree to pay or make any accrual or arrangement for payment to any employees of the Company or any of its Subsidiaries of any amount relating to unused vacation days; (c) commit itself or themselves to adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (d) amend in any material respect any such existing plan, agreement or arrangement; PROVIDED, HOWEVER, that nothing contained in this Section 5.8 shall prohibit the Company or any of its Subsidiaries from (i) accruing or paying any bonus payable for the fiscal year ended September 30, 1996 determined in a manner consistent with past practice and in any event not to exceed the bonus paid for the fiscal year ended September 30, 1995 or (ii) providing for the deferral until calendar year 1997 of compensation earned in, and accrued on the Company's consolidated financial statements for, the fiscal year ended September 30, 1996.

         5.9 Taxes. The Company and each of its Subsidiaries shall (i) properly prepare and file all material reports or Tax Returns required by the Company or any Subsidiary to be filed with any governmental or regulatory authorities with respect to its business, operations, or affairs, and (ii) pay in full and when due all Taxes indicated on such Tax Returns or otherwise levied or assessed upon the Company, its Subsidiaries or any of their assets and properties unless such Taxes are being contested in good faith by appropriate proceedings and reasonable reserves therefor have been established in accordance with GAAP. The preparation of any such Tax Returns filed by the Company shall be subject to the timely review and approval of Parent, which approval shall not be unreasonably withheld.

         5.10 Consultation and Cooperation. The Company and each of its Subsidiaries shall (i) report on a regular basis, at reasonable times, to a representative designated by Parent regarding material operational matters and financial matters (including monthly unaudited financial information); (ii) promptly and regularly notify Parent of any material change in the normal course or operation of its business or its properties and of any material development in the business or operations of the Company or any of its Subsidiaries (including without limitation any Material Adverse Effect or any governmental or third party claims, complaints, investigations or hearings, or communications indicating that the same may be forthcoming or contemplated); and (iii) cooperate with Parent and its affiliates and representatives in arranging for an orderly transition in connection with the transfer of control of the Company, including without limitation arranging meetings among the Company, its vendors, suppliers and customers and the Chief Executive Officer, President, Sales Manager for the electronics distribution division and Chief Financial Officer of Parent (and such other officers and employees of Parent as Parent may request, subject to the Company's approval, not to be unreasonably withheld), accompanied by an appropriate representative of the Company.

         5.11 Additional Matters. The Company shall not, and shall not cause or permit any of its Subsidiaries to:

                 (a) enter into, amend or terminate any agreements, commitments or contracts which, individually or in the aggregate, are material to the financial condition, business, assets, properties, prospects or results of operations of the Company and its Subsidiaries taken as a whole, or waive, release, assign or relinquish any material rights or claims thereunder, except in the ordinary course of business, consistent with past practice;

                 (b) discharge or satisfy any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business;

                 (c) cancel or agree to cancel any material debts or claims, except in each case in the ordinary course of business;

                 (d) waive any rights of substantial value;

                 (e) pay, discharge, satisfy or settle any litigation or other claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) involving the payment by the Company or any of its Subsidiaries of more than $50,000;

                 (f) make any equity investments in third parties;

                 (g) (i) incur, pay, or be subject to any material obligation to make any payment of, or in respect of, any Tax on or before the Effective Time, except in the ordinary course of business consistent with past practice, (ii) settle any material Audit, make or change any material Tax election or file any amended Tax Returns, or (iii) agree to extend or waive any statute of limitations on the assessment or collection of Tax;

                 (h) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or otherwise make any material change in the conduct of the business or operations of the Company and its Subsidiaries taken as a whole; or

                 (i) agree in writing or otherwise to take any of the foregoing actions or any other action which would constitute a Material Adverse Effect in any of the items and matters covered by the representations and warranties of the Company set forth in Article III, or make any representation or warranty of the Company in this Agreement materially inaccurate in any respect.


                                   ARTICLE VI

                              ADDITIONAL COVENANTS

         6.1     No Solicitation.

                 (a) The Company and its Subsidiaries and affiliates will not, and the Company and its Subsidiaries and affiliates will use their reasonable efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents do not, directly or indirectly, initiate, solicit, encourage or participate in, or provide any information to any Person (as defined below) concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below) of the Company or any Subsidiary or affiliate or an inquiry with respect thereto. The Company shall, and shall cause its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to an appropriate confidentiality agreement, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal (x) if such entity or group has submitted a bona fide written proposal to the Board of Directors of the Company relating to any such transaction and (y) if, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties under applicable law.

                 (b) The Company shall promptly notify Parent and Purchaser of any such offers, proposals or Acquisition Proposals (including without limitation the terms and conditions thereof and the identity of the Person making it), and will keep Parent apprised of all developments with respect to any such Acquisition Proposal. The Company shall give Parent written notice (an "Intent Notice") of any Acquisition Proposal that the Company intends to accept as an Acceptable Offer (as defined below) in accordance with the terms hereof at least two business days prior to accepting such offer or otherwise entering into any agreement or understanding with respect thereto.

For purposes hereof, any modification of an Acquisition Proposal shall constitute a new Acquisition Proposal.

                 (c) Nothing contained in this Section 6.1 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or
(ii) making such disclosure to the Company's shareholders which, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company, may be required under applicable law.

                 (d) As used in this Agreement, "Acquisition Proposal" when used in connection with any Person shall mean any tender or exchange offer involving such Person, any proposal for a merger, consolidation or other business combination involving such Person or any subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person, or any subsidiary of such Person; PROVIDED, HOWEVER, that, as used in this Agreement, the term "Acquisition Proposal" shall not apply to (i) any transaction of the type described in this subsection (d) involving Parent, Purchaser or their affiliates. As used in this Agreement, "Person" shall mean any corporation, partnership, person or other entity or group (including the Company and its affiliates and representatives, but excluding Parent or any of its affiliates or representatives).

                 (e) As used in this Agreement, "Acceptable Offer" shall mean an executed written offer for an Acquisition Proposal received by the Company in accordance with Section 6.1 hereof (i) in which the offeror demonstrates proof reasonably satisfactory to the Company's Board of Directors of its financial capability and authority to consummate the transactions contemplated by such offer (including without limitation the payments required by Section 9.1(b) hereof); and (ii) which provides for (x) net cash proceeds to the Company or all of its shareholders (in addition to amounts paid pursuant to clause (i) above) in an amount greater than that provided for hereunder, at a per Share purchase price greater than that contained herein (or, in the event such amount has been increased by Parent hereunder, such greater amount) or (y) the issuance of publicly traded stock as the consideration payable to the Company or all of it shareholders (in addition to amounts paid pursuant to clause (i) above) which has an established market value in excess of the per Share purchase price contained herein (or, in the event such amount has been increased by Parent hereunder, such greater amount).

         6.2     Access to Information; Confidentiality.

                 (a) Between the date of this Agreement and the Effective Time, upon reasonable notice the Company shall (and shall cause each of its Subsidiaries to) (i) give Parent, Purchaser and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, Federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company and its Subsidiaries, whether located on the premises of the Company or one of its Subsidiaries or at another location; (ii) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or regulations;
(iii) permit Parent and Purchaser to make such inspections as they may require;
(iv) cause its officers and the officers of its Subsidiaries to furnish Parent and Purchaser such financial, operating, technical and product data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent and Purchaser from time to time may request, including without limitation financial statements and schedules; (v) allow the Chief Executive Officer, President, Sales Manager for the electronics distribution division and Chief Financial Officer of Parent (and such other officers and employees of Parent as Parent may request, subject to the Company's approval, not to be unreasonably withheld), accompanied by an appropriate representative of the Company, the opportunity to interview such employees, vendors, customers, sales representatives, distributors and other personnel of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld; and (vi) assist and cooperate with Parent and Purchaser in the development of integration plans for implementation by Parent and the Surviving Corporation following the Effective Time; PROVIDED, HOWEVER, that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty made by the Company herein. Until the Effective Time, materials furnished to Parent pursuant to this Section 6.2 may be used by Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

                 (b) Until Parent or Purchaser acquires Shares pursuant to the Offer, Parent and Purchaser shall continue to be bound by the terms of that certain confidentiality letter agreement between Parent and the Company dated September 17, 1996.

         6.3 HSR Act. The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Divisions of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters.

         6.4 Consents and Approvals. Each of the Company, Parent and Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include without limitation furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Purchaser will, and will cause its respective subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Purchaser, the Company or any of their respective subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         6.5 Notification of Certain Matters. The Company will give prompt notice to Parent, and Parent and Purchaser will give prompt notice to the Company, of (a) any notice of default received by either of them or any of their subsidiaries subsequent to the date of this Agreement and prior to the Effective Time under any material instrument or material agreement to which either of them, or any of their subsidiaries, is a party or by which either is bound, which default would, if not remedied, result in a Material Adverse Effect or which would render materially incomplete or untrue any representation made herein, (b) any suit, action or proceeding instituted or, to the knowledge of any of them, threatened against or affecting any of them subsequent to the date of this Agreement and prior to the Effective Time which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of Parent or Purchaser or result in a Material Adverse Effect in the Company and its Subsidiaries or which would render materially incorrect any representation made herein and (c) any material breach of the Company's, or Parent's or Purchaser's, as the case may be, covenants hereunder or the occurrence of any event that is reasonably likely to cause any of its representations and warranties hereunder to become incomplete or untrue in any material respect.

         6.6 Brokers or Finders. Each of Parent and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Peers & Co. and Mesirow and Carl Marks & Co., Inc. whose fees and expenses will be paid by Parent and the Company, respectively, in accordance with the agreements with such firms (copies of which have been delivered by each of the Company and Parent to the other prior to the date of this Agreement), and Parent and Company each agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

         6.7 Additional Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, however, to the appropriate vote of shareholders of the Company required so to vote as described in Section 3.18 hereof. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Purchaser or the Company, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

         6.8     Benefit Plans and Certain Contracts; Severance Arrangements.

                 (a) Parent hereby agrees to cause the Surviving Corporation to pay, in accordance with their terms as in effect on the date hereof, without offset, deduction, counterclaim, interruption or deferment (other than as required by applicable law) all amounts due and payable under the terms of all written employment contracts, agreements, plans, policies and commitments of the Company and its Subsidiaries with or with respect to its current or former employees, officers and directors as such contracts, agreements, plans, policies and commitments are described on Schedule 3.14 hereto and in the Company SEC Reports filed on or before the date of this Agreement (other than any such contracts, agreements, plans, policies or commitments to the extent that such arrangements provide benefits that relate to severance or termination which are addressed in Section 6.8(b) below) to the extent such amounts are vested on or prior to the date of this Agreement or will become vested as a result of the transactions contemplated hereby. It is Parent's current intention to cause the Surviving Corporation to provide its employees for at least two years following the Effective Time employee benefit plans providing welfare benefits substantially comparable in the aggregate to those provided to employees generally by the Company as of the date of this Agreement, except for any changes thereto that may be required by law. Such welfare benefit plans shall
(i) recognize expenses and claims that were incurred by the Company's employees in the year in which the Effective Time occurs and recognized for purposes of computing deductible amounts and copayments under the Company's plans as of the Effective Time and (ii) provide coverage for pre-existing health conditions to the extent covered under the applicable plans or programs of the Company as of the Effective Time. In addition, employees of the Surviving Corporation shall receive credit for their prior service with the Company and its Subsidiaries for eligibility and vesting purposes and for vacation accrual purposes.

                 (b) Contemporaneously with the execution of this Agreement, Parent and/or the Company, as applicable, shall enter into employment agreements with each officer and key employee of the Company identified on Schedule 6.8(b)(1) hereto in substantially the forms set forth in Exhibit 6.8(b).

                 (c) Notwithstanding anything to the contrary contained above, the Surviving Corporation shall be permitted to amend, modify, supplement or terminate any Plan, policy, agreement, commitment or other arrangement to the extent not prohibited by the terms thereof or by applicable law.

                 (d) Nothing contained in this Agreement (other than as specifically provided in any employment agreement entered into pursuant to
Section 6.8(b)), including without limitation this Section 6.8, shall confer on any person not a party to this Agreement, or constitute or be evidence of any agreement or understanding, express or implied, that any person has a right to be employed as an employee of or consultant to Parent or the Surviving Corporation for any period of time or at any specific rate of compensation.

         6.9     Directors' and Officers' Indemnification.

                 (a) The bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified from the date hereof up to a date which is six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                 (b) For six years after the earlier of (i) the date on which the designees of Parent have been elected to the Board of Directors of the Company pursuant to Section 1.3 hereof and constitute a majority of the members thereof and (ii) the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Parent or the Surviving Corporation, which consent shall not be unreasonably withheld)) arising out of actions or omissions occurring at or prior to the Effective Time (including without limitation matters arising out of or pertaining to the transactions contemplated by this Agreement) to the full extent permitted under New York law, or the Company's certificate of incorporation or bylaws, in each case as in effect at the date hereof, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; PROVIDED, HOWEVER, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; and PROVIDED FURTHER, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under New York law or the Company's certificate of incorporation or bylaws or agreements referred to in
Section 6.9(c), as the case may be, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; and

PROVIDED FURTHER that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company.

                 (c) In addition, Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or within five (5) business days after the date hereof which are listed on
Schedule 6.9(c) hereto in the forms which have been delivered to Parent and Purchaser at the time of or prior to the delivery by the Company of an executed copy of this Agreement.

                 (d) The Company's directors' and officers' liability insurance as presently in effect (including without limitation all coverages and terms thereunder) shall be maintained through the Effective Time. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, purchase and pay for run-off coverage (i.e., coverage for an extended reporting period) for a six-year term, covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy with coverages and terms substantially similar to those now applicable under the Company's present directors' and officers' liability insurance policy. The parties hereto acknowledge and agree that the remedy at law for any breach of the obligations under this Section is and will be insufficient and inadequate and that the persons having rights to coverage under the Company's Directors' and Officers' Liability Insurance Policy pursuant to this Section 6.9 ("Covered Persons"), in addition to any remedies at law, shall be entitled to equitable relief. Without limiting any remedies Covered Persons may otherwise have hereunder or under applicable law, in the event of nonperformance of any obligation under this Section, the Covered Persons shall have, in addition to any other rights at law or equity, the right to specific performance.

                 (e) The rights under this Section 6.9 are contingent upon the occurrence of, and shall survive the consummation of, the Merger at the Effective Time, are intended to benefit the Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by each Indemnified Party.

         6.10 Tender Agreement; New York Law. Unless this Agreement has been terminated in accordance with its terms, the Company shall not (a) take any action which, in the reasonable judgment of Parent, would impede, interfere with or attempt to discourage the transactions contemplated by this Agreement or the Tender Agreement, or (b) amend, revoke, withdraw or modify the approval of the Purchaser's acquisition of the Company Common Stock, the Merger and the other transactions contemplated hereby so as to render the restrictions of Section 912 of the NYBCL applicable to the Merger as a result of the failure to satisfy the requirements of Section 912(c)(1) thereof or make Section 905 unavailable for the Merger; PROVIDED, HOWEVER, that any of the above actions may be taken if, in the opinion of the Board of Directors of the Company after consultation with independent legal counsel to the Company, the failure to take such action would be inconsistent with their fiduciary duties under applicable law; and PROVIDED FURTHER that the Company may not take any such action if this Agreement has been terminated pursuant to Section 8.1(c)(i) hereof unless Parent has been paid the expenses contemplated by Section 9.1 hereof.

         6.11 Publicity. So long as this Agreement is in effect and subject to Section 6.1 hereof, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

         6.12 Opinion of Company Counsel. The Company shall deliver to Parent, concurrently with the execution and delivery of this Agreement, the opinion of Herschel M. Weinberg, counsel for the Company, in substantially the form set forth in Exhibit 6.12 attached hereto.

         6.13 Election of Directors. Parent will, immediately after the Effective Time, cause its Board of Directors to be expanded by one member and the Shareholder will thereupon be elected to Parent's Board of Directors.

                                   ARTICLE VII

                                   CONDITIONS

         7.1 Conditions to each Party's Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                 (a) Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the Merger and the transactions contemplated by this Agreement shall have been filed, occurred or been obtained and shall be in effect at the Effective Time.

                 (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order precluding, restraining, enjoining, preventing or prohibiting the consummation of the Merger shall have been issued by any Federal, state or foreign court or other governmental or regulatory authority and remain in effect.

                 (c) Statutes. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits the consummation of the Merger or would make the consummation of the Merger illegal.

                 (d) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote required by the shareholders of the Company, if required pursuant to the Company's certificate of incorporation and applicable New York law, in order to consummate the Merger.

         7.2 Additional Condition to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the additional condition that Parent, Purchaser or their affiliates shall have purchased Shares (including without limitation the Shares subject to the Tender Agreement) pursuant to the Offer.

                                  ARTICLE VIII

                                  TERMINATION

         8.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

                 (a) By Mutual Consent. By mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

                 (b) By Parent and Purchaser, or the Company. By either the Board of Directors of Parent or the Board of Directors of the Company:

                     (i) (x) if all conditions to the Offer shall not have been satisfied or waived within the relevant time periods specified in Section 1.1(a), (y) if all such conditions to the Offer have been so satisfied or waived and the Purchaser shall not have accepted for purchase and purchased all Shares validly tendered and not withdrawn prior to the Expiration Date within ten (10) business days following such Expiration Date, or (z) if the Merger shall not have been consummated on or prior to May 31, 1997; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer or the Merger, as applicable, to be consummated on or prior to the applicable date(s); or

                     (ii) if a court of competent jurisdiction or other governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                 (c) By the Company. By the Board of Directors of the Company:

                      (i) if, prior to the purchase of Shares by Parent, Purchaser or their affiliates pursuant to the Offer, the Company shall have (A) accepted an Acceptable Offer in compliance with the terms of Section 6.1 hereof and (B) paid or caused to be paid the fees provided for in Section 9.1(b) hereof; or

                      (ii) if, prior to the purchase of Shares pursuant to the Offer, Parent or Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect;

                      (iii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer (the "Offer Deadline") other than due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto; PROVIDED that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(iii) if the Company is in material breach of this Agreement; or

                      (iv) if prior to the purchase of Shares pursuant to the Offer, there shall have been instituted, pending or threatened any action, suit or proceeding which challenges, seeks to make illegal, prohibits, or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger and which, in the opinion of independent counsel acceptable to the parties (consent not to be unreasonably withheld), has reasonable possibility of success.

                 (d) By Parent and Purchaser.  By the Board of Directors of
Parent:

                      (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to the Offer Deadline; PROVIDED that Parent and Purchaser may not terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Purchaser (x) is in material breach of this Agreement or (y) has not exercised such right by the close of business on or before the fifth business day following the Offer Deadline; or

                      (ii) if Parent or Purchaser is not in material breach of the Agreement and prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Company shall have received an Acceptable Offer and the Board of Directors of the Company shall have withdrawn, or modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended an Acquisition Proposal, PROVIDED, HOWEVER, that if the Company's Board of Directors modifies or changes its recommendation of the Offer, this Agreement or the

Merger to either express no opinion and remain neutral with respect thereto, or to provide that it is unable to take a position with respect thereto, such modification or change shall not be deemed to be adverse to Parent or Purchaser for purposes of this Section 8.1(d)(ii); or

                           (iii) if Parent or Purchaser, as the case may be,
shall have terminated the Offer, or the Offer shall have expired without Parent or Purchaser, as the case may be, purchasing any shares of Company Common Stock thereunder, provided that Parent or Purchaser may not terminate this Agreement pursuant to this Section 8.1(d)(iii) if (x) it or the Purchaser has failed to purchase shares of Company Common Stock in the Offer in violation of the material terms thereof or (y) Parent or Purchaser has not exercised such right by the close of business on or before the fifth business day following the termination or expiration of the Offer in accordance with its terms; or

                           (iv) if, prior to the purchase of Company Common
Stock pursuant to the Offer, the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 above, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent and Purchaser, or either of them, or the Company, or their respective officers, directors or employees, except (a) for fraud or for material breach of this Agreement and (b) as set forth in this Section 8.2, Sections 6.2(b), 6.10,
6.11 and 9.1 hereof and, to the extent that, and for so long as, Parent's designees to the Company's Board of Directors pursuant to Section 1.3 hereof constitute at least a majority of the members of such Board of Directors,
Section 6.9(b) hereof.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1     Fees and Expenses.

                  (a) Except as contemplated by this Agreement, including
Section 9.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (b) If (i) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(c)(i) hereof, (ii) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 8.1(d)(ii) hereof, or (iii) the Board of Directors of Parent shall fail to commence the Offer or shall terminate this Agreement pursuant to Section 8.1(d) due to (x) a material breach of the representations and warranties of the Company set forth in this Agreement or (y) a material breach of, or failure to perform or comply with, any material obligation, agreement or covenant contained in this Agreement, including but not limited to the covenants contained in Article V hereof, by the Company, then in any such case as described in clause (i), (ii) or (iii), the Company shall reimburse Parent for all of its fees and expenses incurred in connection with the Offer and the Merger Agreement and the transactions contemplated thereby. Any such amounts must be paid by the Company concurrently with the termination of the Merger Agreement in the case of a termination referred to in clause (i) and otherwise not later than two business days after termination of the Merger Agreement (or, if later, after Parent provides reasonable documentation to the Company of the amount of such fees and expenses). Any such fees and expenses not paid when due shall accrue interest at the rate of ten percent per annum from the due date until paid in full.

                  (c) If (i) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 8.1(c)(ii) or (iii) hereof, or (ii) Parent is unable to obtain the financing necessary to satisfy the Financing Condition (other than because of the occurrence of any event that would result in a failure to satisfy any of the conditions set forth in Annex A hereto (and for this purpose only, disregarding the provisos to the condition set forth in paragraph (d) of Annex A), or because of a Material Adverse Effect with respect to Parent and its consolidated subsidiaries, whether such event or Material Adverse Effect occurs before or after commencement of the Offer), then Parent shall reimburse the Company for all of its fees and expenses incurred in connection with the Offer and the Merger Agreement and the transactions contemplated thereby, such reimbursement to occur not later than two business days after termination of the Merger Agreement (or, if later, after the Company provides reasonable documentation to Parent of the amount of such fees and expenses). Any such fees and expenses not paid when due shall accrue interest at the rate of ten percent per annum from the due date until paid in full.

         9.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(c) hereof), at any time prior to the Closing Date with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

         9.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

         9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)      if to Parent or Purchaser, to:

                             Bell Industries, Inc.
                             11812 San Vicente Boulevard
                             Los Angeles, California 90049-5022
                             Telecopy No. (310) 447-3265
                             Attention:  Tracy A. Edwards
                                         Vice President and Chief
                                         Financial Officer

                             with a copy to:

                             Irell & Manella LLP
                             1800 Avenue of the Stars
                             Suite 900
                             Los Angeles, California  90067
                             Telecopy No. (310) 203-7199
                             Attention:  Andrew W. Gross, Esq.

                    (b)      if to the Company, to:

                             Milgray Electronics, Inc.
                             77 Schmitt Boulevard
                             Farmingdale, New York 11735
                             Telecopy No. (516) 752-9221
                             Attention:  Herbert S. Davidson

                             with a copy to:

                             Herschel M. Weinberg, Esq.
                             110 East 59th Street, 23rd Floor
                             New York, New York 10022
                             Telecopy No. (212) 223-4911

         9.5 Definitions; Interpretation. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.7 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.9 hereof, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; PROVIDED, HOWEVER, that the officers and key employees of the Company identified on Schedule 6.8(b) shall have such rights as are specified in the employment agreements entered into by them pursuant to Section 6.8(b).

         9.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law thereof).

         9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


MILGRAY ELECTRONICS, INC.                BELL INDUSTRIES, INC.

/s/ Richard Hyman                        /s/ Theodore Williams
----------------------------------       --------------------------------------
Name:  Richard Hyman                     Name:  Theodore Williams
Title: Executive Vice President          Title: Chairman and
                                                Chief Executive Officer



                                         ME ACQUISITION, INC.

                                         /s/ Theodore Williams
                                         --------------------------------------
                                         Name:  Theodore Williams
                                         Title: President

                                                                         ANNEX A

                         CONDITIONS TO THE TENDER OFFER

         Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) the applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied or waived, (iii) the Financing Condition has not been satisfied or waived, or (iv) at any time on or after November 26, 1996 and before the time for payment of any such Shares, any of the following events shall occur or shall be determined by Purchaser to have occurred:

                    (a) there shall have been instituted, pending or threatened any action, proceeding, application, claim or suit, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, proposed, issued or applicable to the Offer or the Merger by any domestic or foreign Federal, state or local governmental regulatory or administrative agency or authority or court or legislative body or commission which directly or indirectly (1) challenges, seeks to make illegal, prohibits or makes illegal, or imposes any material limitations on, Parent's or Purchaser's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of the businesses or assets of them or of the Company or its Subsidiaries, or compels Parent or Purchaser or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (2) challenges, seeks to make illegal, prohibits or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) results in the delay in or restricts the ability of Purchaser, or renders Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, (4) imposes material limitations on the ability of Parent or Purchaser to exercise full rights of ownership of the Shares, including without limitation the right to vote the Shares purchased by it on all matters presented to the Company's shareholders, (5) seeks to obtain or obtains material damages or otherwise directly or indirectly relates to the transactions contemplated by the Offer or the Merger, (6) seeks to require divestiture by Parent, Purchaser or any of their respective subsidiaries or affiliates of any Shares, or (7) could otherwise have a Material Adverse Effect, provided that Parent shall have used reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted;

                    (b) there shall have occurred (1) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (2) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (3) any limitation (whether or not mandatory) by any foreign or United States governmental authority on the extension of credit by banks or other financial institutions, or (4) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                    (c) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in any material respect when made or at and as of the date of consummation of the Offer as though made on or as of such date, except (i) for changes specifically permitted by the Merger Agreement, and (ii) those representations and warranties that address matters only as of a particular date are true and correct as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it;

                    (d) any change in the financial condition, business, assets, properties, prospects or results of operations of the Company and its Subsidiaries taken as a whole that would constitute a Material Adverse Effect shall have occurred, or there shall be any event, condition, occurrence or development of a state of circumstances or facts which individually or in the aggregate causes, results in or could cause or result in such a Material Adverse Effect; PROVIDED, HOWEVER, that any decrease in net sales or net income before taxes (including, without limitation, losses) of the Company and its Subsidiaries on a consolidated basis that may have occurred at any time subsequent to September 30, 1996 (whether before, on or after the date of the Merger Agreement) shall not be deemed to constitute, or to cause or result in, or be a factor in the determination of, a Material Adverse Effect; and PROVIDED FURTHER that the occurrence of any possible material adverse change disclosed in Schedule 3.22 shall not be deemed to constitute, or to cause or result in, a Material Adverse Effect;

                    (e) the Merger Agreement shall have been terminated in accordance with its terms;

                    (f) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to an Acquisition Proposal or other business combination with the Company; and

                    (g) the Company's Board of Directors shall have withdrawn, or modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended an

         Acquisition Proposal, PROVIDED, HOWEVER, that if the Company's Board of Directors modifies or changes its recommendation of the Offer, the Merger Agreement or the Merger to either express its opinion and remain neutral with respect thereto, or to provide that it is unable to take a position with respect thereto, such modification or change shall not be deemed to be adverse to Parent or Purchaser for purposes of this paragraph (h);

which in the sole judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser giving rise to such condition) makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                            EXHIBIT 6.8(b)-(i)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Herbert S. Davidson (the "Executive") and Bell Industries, Inc., a California corporation (the "Company"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently a director, Chief Executive Officer and President of Milgray Electronics, Inc., a New York corporation ("Milgray");

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Company (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger by having him serve as Vice Chairman of the Board and an Assistant Secretary of the Company; and

         D. Executive is willing to accept employment by the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. EMPLOYMENT

         The Company does hereby employ Executive and Executive hereby accepts such employment as Vice Chairman of the Board and an Assistant Secretary of the Company, such employment to commence on the effective date of the Merger. Executive shall be entitled to an office and access to secretarial services at Milgray's executive offices during the Term of this Agreement comparable to those Executive presently has at Milgray. Executive's duties under this Agreement are to be performed on Long Island in New York State. Executive shall devote such time to performance of his services as Vice Chairman of the Board and an Assistant Secretary of the Company as Executive and the Company shall mutually agree from time to time.

         2. TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of one (1) year, unless sooner terminated as hereafter provided.

Thereafter, this Agreement will automatically renew for annual one year periods, unless both parties mutually agree to the contrary.

         3. COMPENSATION

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a salary of $100,000 per year during the first year of his employment hereunder (the "Base Salary"). Executive's Base Salary in any subsequent year of employment under this Agreement shall be a nominal amount to be set by the Company, it being understood that such amount shall be sufficient to enable Executive to participate in the Company's medical insurance plan. Executive's Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed. Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives. The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive. At all such times as Executive may be a member of the Company's Board of Directors, Executive will be deemed to be an "employee director".

         4. INDEMNIFICATION

         Executive shall be indemnified by the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 4.

         5. TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

                  5.1 Mutual Agreement

         Whenever the Company and Executive mutually agree in writing to termination;

                  5.2 Termination for Cause

         At any time for Cause. For purposes of this Agreement, "Cause" shall mean conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  5.3 Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         6. NONDISCLOSURE

         Both during and after Executive's employment with the Company, Executive shall keep secret all confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company.

         7. MISCELLANEOUS

                  7.1 Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  7.2 No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  7.3 Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  7.4 Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  7.5 Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  7.6 Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  7.7 Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California 90049-5022
                           Attn: President

                           IF TO EXECUTIVE:

                           Herbert S. Davidson
                           c/o Milgray Electronics, Inc.
                           77 Schmitt Boulevard
                           Farmingdale, New York 11735

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  7.8 Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  7.9 Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  7.10 Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    BELL INDUSTRIES, INC.


                                    By:____________________________
                                             Name:
                                             Title:



                                    HERBERT S. DAVIDSON



                                    _______________________________

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Bell Industries, Inc., a California corporation (the "Corporation"), and Herbert S. Davidson (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1. Definitions. As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled; and, if the Indemnitee is a Director, based upon any of the exceptions set forth in clauses (i) through (iv) of Article Tenth of this Corporation's Articles of Incorporation;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

         For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                          CORPORATION



By:_______________________                          By:___________________

                                                            EXHIBIT 6.8(b)-(ii)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Richard Hyman (the "Executive") and Bell Industries, Inc., a California corporation (the "Company"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Executive Vice President, Vice President--Sales/Marketing and Chief Operating Officer of Milgray Electronics, Inc., a New York corporation ("Milgray");

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Company (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger by having him serve as Executive Vice
President--Electronics Distribution Group of the Company and President of Milgray; and

         D. Executive is willing to accept employment by the Company and Milgray on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       EMPLOYMENT

                  1.1      Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as President of Milgray and Executive Vice President--Electronics Distribution Group of Bell performing the functions of principal executive officer in charge of a significant segment of the Company's business - i.e., the business presently being conducted by Milgray, such employment to commence on the effective date of the Merger. Executive shall report to the President of the Company, and subject to the directions of the Board of Directors of Milgray and/or the President of the Company, shall have general supervision, direction and control of the business, officers and employees of Milgray and its subsidiaries; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as President of Milgray and Executive Vice President--Electronics Distribution Group of Bell. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Company plans to investigate combining its existing distribution business, or segments thereof, with those of Milgray, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and Milgray and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at Milgray.

                  1.2      Place of Performance

         Executive's duties under this Agreement are to be performed on Long Island in New York State and Executive shall not be required to travel or be assigned away from this location more than sixty days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.       TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of five (5) years, unless sooner terminated as hereafter provided.

         3.       COMPENSATION

                  3.1      Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $400,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2      Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year of the Company shall be $135,000. For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any other partial year shall be similarly prorated. Any such bonus earned by Executive shall be paid at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event will the guaranteed minimum bonus be paid later than 30 days after the end of the Company's fiscal year, with the remainder, if any, to be paid within 90 days after the end of the Company's fiscal year).

                  3.3      Additional Benefits

         Executive shall be entitled to participate in all of the Company's employee benefit plans as listed in the Company's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Company executives in any benefit plans available to members of the Company's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Company's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Company's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4      Stock Options

                          (A)      As an additional element of compensation to
Executive in consideration of the services to be rendered hereunder, the Company shall grant to Executive options to acquire 25,000 shares of Company's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 10%, 20%, 30% and 40% increments, respectively, on the first, second, third and fourth anniversaries of this Agreement. In addition, all of the options will vest if (i) the Company terminates this agreement other than for Cause (as defined in Section 6.2) or (ii) the Executive terminates this Agreement for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as Exhibit 3.4.

                          (B)      Executive shall be entitled to participate
in the Company's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Company's Board of Directors.

                  3.5      Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company and Milgray, subject to verification similar to that required of and provided by the Company's other senior executives.


                  3.6      Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                  3.7      Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.       VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's and Milgray's business.

         5.       INDEMNIFICATION

         Executive shall be indemnified by the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.       TERMINATION OF EMPLOYMENT

                  Employment shall terminate upon the occurrence of any of the following events:

                  6.1      Mutual Agreement

                           Whenever the Company and Executive mutually agree in
writing to termination;

                  6.2      Termination for Cause

                           At any time for Cause. For purposes of this
Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A)      By the Company. Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B)      By Executive. If the Company materially
breaches any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid. Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                  6.4      Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5      Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                  7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments payable for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                  7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                  7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.       RESTRICTIVE COVENANTS

                  8.1      Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without Cause after two years, and elected to receive his remaining three years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company two-thirds of the amount he received as severance (3 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 2 years to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this
Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this
Section 8.1 or from the sale of any of such products in connection with such employment.

                  8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.       MISCELLANEOUS

                  9.1      Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  9.2      Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                  9.3      No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  9.4      Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  9.5      Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  9.6      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7      Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8      Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California 90049-5022
                           Attn: President

                           IF TO EXECUTIVE:

                           Richard Hyman
                           22 Bondsburry Lane
                           Melville, New York  11747

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  9.9      Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.10     Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11     Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        BELL INDUSTRIES, INC.


                                        By:
                                           ----------------------------
                                             Name:
                                             Title:



                                        RICHARD HYMAN



                                        -------------------------------

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation (the "Company"), and Richard Hyman (the "Participant").

                                 R E C I T A L S

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 25,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 25,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

        2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                             Percentage                      Cumulative
                             Initially                       Percentage
      Date                   Exercisable                     Exercisable
      ----                   -----------                     -----------

                                 10%                             10%
                                 20%                             30%
                                 30%                             60%
                                 40%                             100%

Subject to earlier termination under Section 5 hereof, at any time after the 4th anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

                  Notwithstanding the foregoing vesting schedule, but subject to
Section 5 hereof, this Option shall become immediately exercisable in full, if
(i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

        3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

        This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

                  Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

        4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

        5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e) (3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

        If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

          6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

          7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

          8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

          Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

                  Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

          9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

          10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

          11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

          12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

          13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

                  (a)      if to the Company:        Bell Industries, Inc.
                                                     11812 San Vicente Boulevard

                                                     Los Angeles, CA  90049-5022
                                                     Attention:  President

                  (b)      if to Participant:        Richard Hyman
                                                     22 Bondsburry Lane
                                                     Melville, New York  11747

Any party, by written notice, may designate another address for notices to be sent from time to time.

        15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                        COMPANY
                                        -------

                                        BELL INDUSTRIES, INC.



                                        BY:
                                           ---------------------------

                                        PARTICIPANT
                                        -----------


                                        ------------------------------
                                        Richard Hyman

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                        ------------------------------
                                        NAME:

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Bell Industries, Inc., a California corporation (the "Corporation"), and Richard Hyman (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1.       Definitions.  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

     For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                        CORPORATION



By:                                               By:
   -----------------------                           -------------------

                                                          EXHIBIT 6.8(b)-(iii)



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between John Tortorici (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Vice President-Finance and Treasurer of the Company with executive responsibilities in the financial and administrative areas;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.   EMPLOYMENT

              1.1  Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as Vice President--Finance and Treasurer. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for performing various executive functions in the financial and administrative areas similar or relating to the functions presently performed by Executive at the Company; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Vice President--Finance and Treasurer of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

              1.2  Place of Performance

         Executive's duties under this Agreement are to be performed on Long Island in New York State and Executive shall not be required to travel or be assigned away from this location more than forty days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.   TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3.   COMPENSATION

              3.1  Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $175,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

              3.2  Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $70,000. For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. Any such bonus earned by Executive shall be paid at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event will the guaranteed minimum bonus be paid later than 30 days after the end of the Company's fiscal year, with the remainder, if any, to be paid within 90 days after the end of the Company's fiscal year).

              3.3  Additional Benefits

         Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

              3.4  Stock Options

                   (A) As an additional element of compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if the Company terminates this agreement other than for Cause (as defined in Section 6.2) or if the Executive quits for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as
Exhibit 3.4.

                   (B) Executive shall be entitled to participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.

              3.5  Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.

         3.6       Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

         3.7       Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.        VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.        INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.        TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

                   6.1  Mutual Agreement

         Whenever the Company and Executive mutually agree in writing to termination;

         6.2       Termination for Cause

         At any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

          6.3 Termination without Cause by the Company or for Good Reason by Executive

                   (A) By the Company. Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                   (B) By Executive. If the Company materially breaches any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid. Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

         6.4       Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a

Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

              6.5  Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.   CONSEQUENCES OF TERMINATION OF EMPLOYMENT

              7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

              7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

              7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.   RESTRICTIVE COVENANTS

              8.1  Covenant Not to Compete

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this
Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this Section 8.1 or from the sale of any of such products in connection with such employment.

                   8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.        MISCELLANEOUS

                   9.1  Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                   9.2  Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                   9.3  No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                   9.4  Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

              9.5  Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

              9.6  Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

              9.7  Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              9.8  Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Milgray Electronics, Inc.
                           77 Schmitt Boulevard
                           Farmingdale, New York  11735
                           Attn:  President

                           IF TO THE GUARANTOR:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California 90049-5022
                           Attn: President

                           IF TO EXECUTIVE:

                           Mr. John Tortorici
                           12 Lorenz Drive
                           Valhalla, New York  10595

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

              9.9  Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

              9.10  Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

              9.11  Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              9.12  Guarantee

         Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            MILGRAY ELECTRONICS, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:


                                            BELL INDUSTRIES, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:



                                            _______________________________
                                            John Tortorici

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT


         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation (the "Company"), and John Tortorici (the "Participant").


                                    RECITALS

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

              2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                                  Percentage               Cumulative
                                  Initially                Percentage
              Date                Exercisable              Exercisable
              ----                -----------              -----------
                                  25%                      25%
                                  25%                      50%
                                  50%                      100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

         Notwithstanding the foregoing vesting schedule, but subject to Section 5 hereof, this Option shall become immediately exercisable in full, if (i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

              3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

         This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

         Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

        4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

        5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

         If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

        6.  Shares to be Issued in Compliance with Federal Securities
Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

       7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

       8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

         Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         9.        Participation by Participant in Other Company Plans. Nothing

herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

         10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

         11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

         12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

              (a)  if to the Company:   Bell Industries, Inc.
                                        11812 San Vicente Boulevard
                                        Los Angeles, CA  90049-5022
                                        Attention:  President

              (b)  if to Participant:   Mr. John Tortorici
                                        12 Lorenz Drive
                                        Valhalla, New York  10595

Any party, by written notice, may designate another address for notices to be sent from time to time.

         15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                            COMPANY

                                            BELL INDUSTRIES, INC.



                                            BY:______________________

                                            PARTICIPANT


                                            _________________________
                                            John Tortorici

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                            _________________________
                                            NAME:

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation"), Bell Industries, Inc., a California corporation (the "Guarantor"), and John Tortorici (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1.   Definitions. As used in this Agreement:

              (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

              (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

              (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

              (a) which payment it is prohibited by applicable law from paying as indemnity;

              (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

              (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

              (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

              (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

              (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

         For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                  CORPORATION



By:_______________________                  By:_______________________




                                            GUARANTOR



                                            By:_______________________




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

                                                           EXHIBIT 6.8(b)-(iv)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Gary Adams (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Regional Vice President--Sales of the Company;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       EMPLOYMENT

                  1.1      Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as Regional Vice President--Sales. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for supervising sales activities of branches assigned to Executive and related matters, including profit and loss for assigned branches and region, customer relations and agreements with significant customers and performing other functions similar to the functions presently performed by Executive at the Company connected with the foregoing; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Regional Vice President--Sales of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

                  1.2      Place of Performance

         Executive's duties under this Agreement are to be performed in Orlando, Florida and Executive shall not be required to travel or be assigned away from this location more than one hundred days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.       TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3.       COMPENSATION

                  3.1      Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $150,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2      Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $61,000 (the "Minimum Bonus"). For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. The incentive bonus shall be paid as follows: (i) the Minimum Bonus shall be paid in four equal quarterly

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
installments within 30 days following the end of each calendar quarter, and (ii) if the annual incentive bonus earned by Executive for any year shall exceed the Minimum Bonus paid for such year, such excess shall be paid to Executive at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event later than 60 days following the date of payment of the last quarterly installment of Minimum Bonus).

                  3.3      Additional Benefits

         Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4      Stock Options

         (A) As an additional element of compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if the Company terminates this agreement other than for Cause (as defined in Section 6.2) or if the Executive quits for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as
Exhibit 3.4.

         (B) Executive shall be entitled to participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.


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
                  3.5      Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.

                  3.6      Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                  3.7      Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.       VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.       INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.       TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

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
                  6.1      Mutual Agreement

                           Whenever the Company and Executive mutually agree in
writing to termination;

                  6.2      Termination for Cause

                           At any time for Cause.  For purposes of this
Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A) By the Company. Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B) By Executive. If the Company materially breaches
any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid. Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.


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
                  6.4      Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5      Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                  7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                  7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of

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
Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                  7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.       RESTRICTIVE COVENANTS

                  8.1      Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company

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
in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this Section 8.1 or from the sale of any of such products in connection with such employment.

                  8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.       MISCELLANEOUS

                  9.1      Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the state of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  9.2      Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                  9.3      No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.


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
                  9.4      Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  9.5      Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  9.6      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7      Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8      Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Milgray Electronics, Inc.
                           77 Schmitt Boulevard
                           Farmingdale, New York 11735
                           Attn:  President

                           IF TO THE GUARANTOR:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California 90049-5022
                           Attn: President

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
                           IF TO EXECUTIVE:

                           Gary Adams
                           74 Sweetbriar Branch
                           Longwood, Florida  32750

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  9.9      Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.10     Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11     Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.12     Guarantee

         Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

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
                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            MILGRAY ELECTRONICS, INC.


                                            By:____________________________
                                                     Name:
                                                     Title:


                                            BELL INDUSTRIES, INC.


                                            By:____________________________
                                                     Name:
                                                     Title:







                                            ________________________________
                                            Gary Adams


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
                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT


         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation (the "Company"), and Gary Adams (the "Participant").

                                 R E C I T A L S

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

        2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                                  Percentage               Cumulative
                                  Initially                Percentage
                  Date            Exercisable              Exercisable
                  ----            -----------              -----------

                                  25%                      25%
                                  25%                      50%
                                  50%                      100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

                   Notwithstanding the foregoing vesting schedule, but subject to Section 5 hereof, this Option shall become immediately exercisable in full, if (i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

        3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

                  This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or

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
such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

                   Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

        4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

        5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e) (3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

                   If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

        6. Shares to be Issued in Compliance with Federal Securities
Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

         7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

         8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or
(iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

         Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

         10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

         11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

         12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

         (a)      if to the Company:                 Bell Industries, Inc.

                                                     11812 San Vicente Boulevard
                                                     Los Angeles, CA  90049-5022
                                                     Attention:  President

         (b)      if to Participant:                 Gary Adams
                                                     74 Sweetbriar Branch
                                                     Longwood, Florida  32750

Any party, by written notice, may designate another address for notices to be sent from time to time.

         15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                                           COMPANY

                                                           BELL INDUSTRIES, INC.



                                                           BY: _________________

                                                           PARTICIPANT


                                                           _____________________
                                                           Gary Adams

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                                                            ____________________
                                                            NAME:

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation") Bell Industries, Inc., a California corporation (the "Guarantor"), and Gary Adams (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1.       Definitions.  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

     For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                       CORPORATION



By:_______________________                       By:_________________________


                                                 GUARANTOR



                                                 By:_________________________

                                                            EXHIBIT 6.8(b)-(v)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Andrew Epstein (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Vice President--Operations of the Company;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       EMPLOYMENT

                  1.1      Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as Vice President--Operations. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for performing functions similar to the functions presently performed by Executive at the Company, including supervision of physical handling of inventory, management of security, quality and efficiency of the Company's warehouses, purchasing of supplies and equipment (other than computer equipment) and maintenance and repair of facilities; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Vice President--Operations of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

                  1.2      Place of Performance

         Executive's duties under this Agreement are to be performed on Long Island in New York State and Executive shall not be required to travel or be assigned away from this location more than forty days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.       TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3.       COMPENSATION

                  3.1      Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $175,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2      Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $66,000. For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. Any such bonus earned by Executive shall be paid at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event will the guaranteed minimum bonus be paid later than 30 days after the end of the Company's fiscal year, with the remainder, if any, to be paid within 90 days after the end of the Company's fiscal year).

                  3.3      Additional Benefits

         Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4      Stock Options

         (A) As an additional element of compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if (i) the Company terminates this Agreement other than for Cause (as defined in Section 6.2) or (ii) the Executive terminates this Agreement for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as Exhibit 3.4.

         (B) Executive shall be entitled to participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.

                  3.5      Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.

                  3.6      Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                  3.7      Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.       VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.       INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.       TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

                  6.1      Mutual Agreement

         Whenever the Company and Executive mutually agree in writing to termination;

                  6.2      Termination for Cause

         At any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A) By the Company. Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B) By Executive. If the Company materially breaches
any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid. Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                  6.4      Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a

Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5      Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                           7.1 Termination by the Company other than for Cause
or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                           7.2 Termination by the Company because of
Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                  7.3      Voluntary Termination by Executive or
Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.       RESTRICTIVE COVENANTS

                  8.1      Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this
Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this Section 8.1 or from the sale of any of such products in connection with such employment.

                  8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.       MISCELLANEOUS

                  9.1      Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  9.2      Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                  9.3      No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  9.4      Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  9.5      Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  9.6      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7      Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8      Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Milgray Electronics, Inc.
                           77 Schmitt Boulevard
                           Farmingdale, New York  11735
                           Attn:  President

                           IF TO THE GUARANTOR:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California  90049-5022
                           Attn: President

                           IF TO EXECUTIVE:

                           Andrew Epstein
                           52 Rustic Gate Lane
                           Dix Hills, New York 11746

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  9.9      Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.10     Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11     Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.12     Guarantee

         Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                 MILGRAY ELECTRONICS, INC.


                                                 By:____________________________
                                                          Name:
                                                          Title:


                                                 BELL INDUSTRIES, INC.


                                                 By:____________________________
                                                          Name:
                                                          Title:







                                                 _______________________________
                                                 Andrew Epstein

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT


                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation (the "Company"), and Andrew Epstein (the "Participant").

                                 R E C I T A L S

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

                   1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

         2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                                       Percentage               Cumulative
                                       Initially                Percentage
                  Date                 Exercisable              Exercisable
                  ----                 -----------              -----------
                                       25%                      25%
                                       25%                      50%
                                       50%                      100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

         Notwithstanding the foregoing vesting schedule, but subject to Section 5 hereof, this Option shall become immediately exercisable in full, if (i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

         3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

         This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

         Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

         4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

         5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

         If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

         6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

         7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

         8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

         Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

         10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

         11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

         12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

         (a)      if to the Company:                 Bell Industries, Inc.
                                                     11812 San Vicente Boulevard
                                                     Los Angeles, CA  90049-5022
                                                     Attention:  President

         (b)      if to Participant:                 Andrew Epstein
                                                     52 Rustic Gate Lane
                                                     Dix Hills, New York  11746

Any party, by written notice, may designate another address for notices to be sent from time to time.

         15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                                           COMPANY

                                                           BELL INDUSTRIES, INC.



                                                           BY: _________________

                                                           PARTICIPANT


                                                           _____________________
                                                           Andrew Epstein

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                                                            ____________________
                                                            NAME:

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation"), Bell Industries, Inc., a California corporation (the "Guarantor"), and Andrew Epstein (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1.       Definitions.  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

                  2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

                  3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

         For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

                 4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

                 5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

                 6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

                 7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

                 8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

                 9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

                     10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

                     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

                     12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

                     13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

                     14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

                     15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                           CORPORATION



By:_______________________                           By:________________________


                                                     GUARANTOR


                                                     By:________________________

                                                          EXHIBIT 6.8(b)-(vi)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between James Darren O'Donnell (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Vice President--Marketing of the Company;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       EMPLOYMENT

                  1.1      Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as Vice President--Marketing. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for marketing, product and asset management and related matters and performing other functions similar to the functions presently performed by Executive at the Company with respect to passives, electromechanical and power supplies; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Vice President--Marketing of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

                  1.2      Place of Performance

         Executive's duties under this Agreement are to be performed on Long Island in New York State and Executive shall not be required to travel or be assigned away from this location more than seventy five days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.       TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3.       COMPENSATION

                  3.1      Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $225,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2      Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $75,000 (the "Minimum Bonus"). For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. The incentive bonus shall be paid as follows: (i) the Minimum Bonus shall be paid in four equal quarterly installments within 30 days following the end of each calendar quarter, and (ii) if the annual incentive bonus earned by Executive for any year shall exceed the Minimum Bonus paid for such year, such excess shall be paid to Executive at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event later than 60 days following the date of payment of the last quarterly installment of Minimum Bonus).

                  3.3      Additional Benefits

         Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4      Stock Options

         (A) As an additional element of compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if the Company terminates this Agreement other than for Cause (as defined in Section 6.2) or if the Executive quits for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as
Exhibit 3.4.

         (B) Executive shall be entitled to participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.

                  3.5      Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.


                  3.6      Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                  3.7      Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.       VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.       INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.       TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

                  6.1      Mutual Agreement

         Whenever the Company and Executive mutually agree in writing to termination;
                  6.2      Termination for Cause

         At any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A) By the Company.  Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B) By Executive.  If the Company materially
breaches any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid. Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                  6.4      Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5      Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                  7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                  7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                  7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.       RESTRICTIVE COVENANTS

                 8.1      Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this
Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this
Section 8.1 or from the sale of any of such products in connection with such employment.

                  8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.       MISCELLANEOUS

                  9.1      Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  9.2      Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                  9.3      No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  9.4      Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  9.5      Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  9.6      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7      Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8      Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California 90049-5022
                           Attn: President

                           IF TO EXECUTIVE:

                           James Darren O'Donnell
                           19 Jesse Way
                           Mt. Sinai, New York 11766

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  9.9      Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.10     Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11     Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.12     Guarantee

         Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       MILGRAY ELECTRONICS, INC.


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       BELL INDUSTRIES, INC.


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:







                                       ----------------------------------------
                                       James Darren O'Donnell

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation (the "Company"), and James Darren O'Donnell (the "Participant").

                                 R E C I T A L S

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

                  1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

         2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                                    Percentage                Cumulative
                                    Initially                 Percentage
                  Date              Exercisable               Exercisable
                  ----              -----------               -----------
                                    25%                       25%
                                    25%                       50%
                                    50%                       100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

         Notwithstanding the foregoing vesting schedule, but subject to Section 5 hereof, this Option shall become immediately exercisable in full, if (i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

         3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

         This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

         Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

         4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

         5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

         If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

         6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

         7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

         8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

         Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

         10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

         11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

         12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

         (a)      if to the Company:             Bell Industries, Inc.
                                                 11812 San Vicente Boulevard
                                                 Los Angeles, CA  90049-5022
                                                 Attention:  President

         (b)      if to Participant:             James Darren O'Donnell
                                                 19 Jesse Way
                                                 Mt. Sinai, New York 11766

Any party, by written notice, may designate another address for notices to be sent from time to time.

         15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                       COMPANY

                                       BELL INDUSTRIES, INC.


                                       BY:
                                          -------------------------------------

                                       PARTICIPANT


                                       ----------------------------------------
                                       NAME: James Darren O'Donnell

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                       ----------------------------------------
                                       NAME:

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation"), Bell Industries, Inc., a California corporation (the "Guarantor"), and James Darren O'Donnell (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1.       Definitions.  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

     For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                             CORPORATION



By:_______________________________     By:_____________________________________



                                       GUARANTOR


                                       By:_____________________________________

                                                          EXHIBIT 6.8(b)-(vii)


                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Steven Sokoloff (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Vice President--Marketing of the Company;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. EMPLOYMENT

                  1.1 Duties and Responsibilities

            The Company does hereby employ Executive and Executive hereby accepts such employment as Vice President--Marketing. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for marketing, product and asset management and related matters and performing other functions similar to the functions presently performed by Executive at the Company with respect to semiconductors, computer products and displays; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Vice President--Marketing of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

                  1.2 Place of Performance

         Executive's duties under this Agreement are to be performed on Long Island in New York State and Executive shall not be required to travel or be assigned away from this location more than seventy five days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2. TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3. COMPENSATION

                  3.1 Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $250,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2 Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $94,000 (the "Minimum Bonus"). For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. The incentive bonus shall be paid as follows: (i) the Minimum Bonus shall be paid in four equal quarterly installments within 30 days following the end of each calendar quarter, and (ii) if the annual incentive bonus earned by Executive for any year shall exceed the Minimum Bonus paid for such year, such excess shall be paid to Executive at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event later than 60 days following the date of payment of the last quarterly installment of Minimum Bonus).

                  3.3            Additional Benefits

            Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4            Stock Options

                                           (A) As an additional element of
compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if the Company terminates this Agreement other than for Cause (as defined in Section 6.2) or if the Executive quits for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as Exhibit 3.4.

                                           (B) Executive shall be entitled to
participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.

                        3.5 Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.


                        3.6 Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                        3.7 Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.     VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.     INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

        6.        TERMINATION OF EMPLOYMENT

                  Employment shall terminate upon the occurrence of any of the following events:

                  6.1  Mutual Agreement

                           Whenever the Company and Executive mutually agree in
writing to termination;

                  6.2  Termination for Cause

                           At any time for Cause. For purposes of this
Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A) By the Company. Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B) By Executive. If the Company materially breaches
any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid.

Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                  6.4 Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5 Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                  7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-

2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                  7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                  7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8. RESTRICTIVE COVENANTS

                  8.1 Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without

Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this Section 8.1 or from the sale of any of such products in connection with such employment.

        8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

            9.  MISCELLANEOUS

                        9.1  Arbitration

            All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                        9.2  Legal Fees

            The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                        9.3  No Third-Party Beneficiaries

            This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                        9.4  Entire Agreement

            This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                        9.5  Succession and Assignment

            This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                        9.6  Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                        9.7  Headings

            The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                        9.8  Notices

            All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                                    IF TO THE COMPANY:

                                    Bell Industries, Inc.
                                    11812 San Vicente Boulevard
                                    Los Angeles, California 90049-5022
                                    Attn: President

                                    IF TO EXECUTIVE:

                                    Steven Sokoloff
                                    5 Gaines Drive
                                    Farmingdale, New York 11738

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                        9.9  Governing Law

            This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                        9.10  Amendments and Waivers

            No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                        9.11  Severability

            Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                        9.12  Guarantee

            Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                              MILGRAY ELECTRONICS, INC.


                                              By:
                                                  ----------------------------
                                                    Name:
                                                    Title:


                                              BELL INDUSTRIES, INC.


                                              By:
                                                  ----------------------------
                                                    Name:
                                                    Title:







                                              -------------------------------
                                              Steven Sokoloff

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT

            This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a California corporation (the "Company"), and Steven Sokoloff (the "Participant").

                                 R E C I T A L S

            1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

            2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

            3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

            4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

           2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:

                        Percentage                        Cumulative
                        Initially                         Percentage
       Date             Exercisable                       Exercisable
       ----             -----------                       -----------
                        25%                                25%
                        25%                                50%
                        50%                               100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

                  Notwithstanding the foregoing vesting schedule, but subject to
Section 5 hereof, this Option shall become immediately exercisable in full, if
(i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

           3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

                  This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

            Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

       4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

       5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

            If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

       6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

       7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

       8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

            Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

      9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

      10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

      11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

      12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

      13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

            (a)         if to the Company:       Bell Industries, Inc.
                                                 11812 San Vicente Boulevard
                                                 Los Angeles, CA  90049-5022
                                                 Attention:  President

            (b)         if to Participant:       Steven Sokoloff
                                                 5 Gaines Drive

                                                  Farmingdale, New York 11738

Any party, by written notice, may designate another address for notices to be sent from time to time.

        15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                              COMPANY

                                              BELL INDUSTRIES, INC.



                                              BY:
                                                 -----------------------------

                                              PARTICIPANT


                                              --------------------------------
                                              NAME: Steven Sokoloff

            By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                              NAME:
                                                   ---------------------------

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation"), Bell Industries, Inc., a California corporation (the "Guarantor"), and Steven Sokoloff (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

            1. Definitions.  As used in this Agreement:

                        (a) The term "Proceeding" shall include any threatened,
            pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                        (b) The term "Expenses" shall include, but is not
            limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                        (c) The terms "Director" and "Officer" shall include
            Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

            2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

            3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                        (a) which payment it is prohibited by applicable
            law from paying as indemnity;

                        (b) for which payment is actually made to the Indemnitee
            under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                        (c) for which payment the Indemnitee is indemnified by
            Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                        (d) resulting from a claim decided in a Proceeding
            adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                        (e) resulting from a claim decided in a Proceeding
            adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                        (f) brought about or contributed to by the dishonesty of
            the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

     For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                               CORPORATION



By:_______________________               By:___________________



                                         GUARANTOR


                                         By:___________________

                                                        EXHIBIT 6.8(b)-(viii)



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Elliott Schnabel (also known as Elliott Stevens) (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Regional Vice President--Sales of the Company;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       EMPLOYMENT

                  1.1     Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as Regional Vice President--Sales. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for supervising sales activities of branches assigned to Executive and related matters, including profit and loss for assigned branches and region, customer relations and agreements with significant customers and performing other functions similar to the functions presently performed by Executive at the Company connected with the foregoing; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Regional Vice President--Sales of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

                  1.2      Place of Performance

         Executive's duties under this Agreement are to be performed on Long Island in New York State and Executive shall not be required to travel or be assigned away from this location more than one hundred days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.       TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3.       COMPENSATION

                  3.1      Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $200,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2      Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $80,000 (the "Minimum Bonus"). For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. The incentive bonus shall be paid as follows: (i) the Minimum Bonus shall be paid in four equal quarterly installments within 30 days following the end of each calendar quarter, and (ii) if the annual incentive bonus earned by Executive for any year shall exceed the Minimum Bonus paid for such year, such excess shall be paid to Executive at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event later than 60 days following the date of payment of the last quarterly installment of Minimum Bonus).

                  3.3      Additional Benefits

         Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4      Stock Options

                      (A) As an additional element of compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if the Company terminates this Agreement other than for Cause (as defined in Section 6.2) or if the Executive quits for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as
Exhibit 3.4.

                      (B) Executive shall be entitled to participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.

                  3.5      Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.


                  3.6      Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                  3.7      Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.       VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.       INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.       TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

                  6.1      Mutual Agreement

         Whenever the Company and Executive mutually agree in writing to termination;

                  6.2      Termination for Cause

         At any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A) By the Company. Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B) By Executive. If the Company materially breaches
any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid.

Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                  6.4      Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5      Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                  7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-

2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                  7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                  7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.       RESTRICTIVE COVENANTS

                  8.1     Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without

Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this Section 8.1 or from the sale of any of such products in connection with such employment.

                  8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.       MISCELLANEOUS

                  9.1      Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  9.2      Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                  9.3      No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  9.4      Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  9.5      Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  9.6      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7      Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8      Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Milgray Electronics, Inc.
                           77 Schmitt Boulevard
                           Farmingdale, New York  11735
                           Attn:  President

                           IF TO THE GUARANTOR:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California 90049-5022
                           Attn: President

                           IF TO EXECUTIVE:

                           Elliott Schnabel
                           605 Benton Road
                           East Meadow, New York  11554

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  9.9      Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.10     Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11     Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.12     Guarantee

         Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   MILGRAY ELECTRONICS, INC.


                                   By:____________________________
                                            Name:
                                            Title:


                                   BELL INDUSTRIES, INC.


                                   By:____________________________
                                            Name:
                                            Title:




                                   ________________________________
                                   Elliott Schnabel

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation (the "Company"), and Elliott Schnabel (also known as Elliott Stevens) (the "Participant").

                                 R E C I T A L S

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase al of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

         2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                                            Percentage                          Cumulative
                                            Initially                           Percentage
                  Date                      Exercisable                         Exercisable
                  ----                      -----------                         -----------
                                               25%                                 25%
                                               25%                                 50%
                                               50%                                100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

         Notwithstanding the foregoing vesting schedule, but subject to Section 5 hereof, this Option shall become immediately exercisable in full, if (i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

         3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

         This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

         Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

         4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

         5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

         If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

         6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

        7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

        8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

         Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

          9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

         10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

         11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

         12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

         (a)      if to the Company:           Bell Industries, Inc.
                                               11812 San Vicente Boulevard
                                               Los Angeles, CA  90049-5022
                                               Attention:  President

         (b)      if to Participant:           Elliott Schnabel
                                               605 Benton Road
                                               East Meadow, New York  11554

Any party, by written notice, may designate another address for notices to be sent from time to time.

         15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                         COMPANY

                                         BELL INDUSTRIES, INC.



                                         BY:____________________________

                                         PARTICIPANT


                                         _______________________________
                                         NAME

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                                         _______________________________
                                         NAME

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation"), Bell Industries, Inc., a California corporation (the "Guarantor"), and Elliott Schnabel (also known as Elliott Stevens) (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1.  Definitions.  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

     For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                       CORPORATION



By:_______________________                       By:___________________



                                                 GUARANTOR


                                                 By:___________________

                                                           EXHIBIT 6.8(b)-(ix)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 26, 1996, by and between Thomas Woolf (the "Executive"), Milgray Electronics, Inc., a New York corporation (the "Company"), and Bell Industries, Inc., a California corporation (the "Guarantor"), to be effective as of the effective date of the Merger (as defined below) with reference to the following facts:

         A. Executive is currently employed as Regional Vice President--Sales of the Company;

         B. Pursuant to an agreement dated as of November 26, 1996, ME Acquisition, Inc., a New York corporation and wholly owned subsidiary of the Company ("Acquisition Sub") will make a tender offer to acquire all of the outstanding capital stock of Milgray (the "Tender Offer"). After completion of the Tender Offer, it is intended that Acquisition Sub will be merged with and into Milgray, and Milgray will become a wholly-owned subsidiary of the Guarantor (the "Merger");

         C. The Company wishes to ensure the continued services of Executive after the Merger; and

         D. Executive is willing to continue his employment with the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       EMPLOYMENT

                  1.1      Duties and Responsibilities

         The Company does hereby employ Executive and Executive hereby accepts such employment as Regional Vice President--Sales. Executive shall report to the President of the Company, and subject to the directions of the President, shall be responsible for supervising sales activities of branches assigned to Executive and related matters, including profit and loss for assigned branches and region, customer relations and agreements with significant customers and performing other functions similar to the functions presently performed by Executive at the Company connected with the foregoing; provided, however, that Executive shall not be required to undertake duties not commensurate with his position as Regional Vice President--Sales of the Company. Notwithstanding anything contained in the preceding sentence, Executive acknowledges that, following the Merger, the Guarantor plans to investigate combining its existing distribution business, or segments thereof, with those of the Company, and where feasible or practicable, to combine such business, or segments thereof, and that as a result of such combination, the Company may change the exact nature of Executive's responsibilities (but not Executive's job title), but in no event will Executive be required to accept job responsibilities in an area outside of his current expertise or to act in less than an executive capacity; moreover, Executive's status and position in the Company (or its successor) organization chart (i.e., the status and position of the person to whom Executive reports and the class of employees who report to Executive) shall be similar to other Vice Presidents of the Company and/or the Guarantor with responsibilities similar to those of Executive. Any such change in responsibility will not constitute a breach of this Agreement by the Company or the Guarantor. During the term of this Agreement, Executive shall devote his full business time and attention to the business of the Company and shall not be engaged in any other duties which interfere with the performance of his duties hereunder. Executive shall be entitled to an office, secretarial help and other accommodations and amenities comparable to those Executive presently has at the Company.

                  1.2      Place of Performance

         Executive's duties under this Agreement are to be performed in Connecticut and Executive shall not be required to travel or be assigned away from this location more than one hundred days in any twelve-month period or more than five consecutive days in any thirty-day period.

         2.       TERM

         This Agreement shall be in full force and effect for a period (the "Term") which shall commence as of the effective date of the Merger (the "Effective Date") and shall continue for a period of three (3) years, unless sooner terminated as hereafter provided.

         3.       COMPENSATION

                  3.1      Base Salary

         As compensation for the services to be performed by Executive during the continuance of this Agreement, the Company shall pay Executive a base salary of $175,000 per year for each year of his employment hereunder (the "Base Salary"). Base Salary shall be payable in substantially equal bi-weekly installments and reduced on a pro rata basis for any fraction of a year or month during which Executive is not so employed.

                  3.2      Bonus

         Executive shall be entitled to earn an incentive bonus based upon achievement of financial and other goals established from time to time by the Company, provided that the minimum bonus for each fiscal year shall be $56,000 (the "Minimum Bonus"). For the initial year of this Agreement, such bonus shall be prorated from the Effective Date and the bonus for any partial year shall be similarly prorated. The incentive bonus shall be paid as follows: (i) the Minimum Bonus shall be paid in four equal quarterly installments within 30 days following the end of each calendar quarter, and (ii) if the annual incentive bonus earned by Executive for any year shall exceed the Minimum Bonus paid for such year, such excess shall be paid to Executive at the same time that annual incentive bonuses for the Company's other senior executive officers are paid in accordance with the Company's policies as in effect from time to time (but in no event later than 60 days following the date of payment of the last quarterly installment of Minimum Bonus).

                  3.3      Additional Benefits

         Executive shall be entitled to participate in all of Guarantor's employee benefit plans as listed in the Guarantor's employee handbook, as the same may change from time to time, and, in addition, to participate on the same terms as senior Guarantor executives in any benefit plans available to members of the Guarantor's management (whether or not listed in the employee handbook). Among other things, Executive shall be entitled to participate in the Guarantor's Health Care Benefits Program, 401(k) Plan, Stock Purchase Plan, Stock Option Plan, Short-term and Long-term Disability Programs and the Guarantor's Executive Medical Plan, which provides coverage for all medical expenses not otherwise covered by the basic policy, up to $25,000. If any health, medical or disability plan or program existing at the time of commencement of Executive's employment pursuant to this Agreement is terminated or the benefits thereunder reduced, the Company or Guarantor shall provide Executive with benefits similar to those in existence at the time of commencement of Executive's employment hereunder.

                  3.4      Stock Options

                                        (A) As an additional element of
compensation to Executive in consideration of the services to be rendered hereunder, Guarantor shall grant to Executive options to acquire 10,000 shares of Guarantor's common stock at an exercise price equal to the closing price on the Effective Date. The options shall vest in 25%, 25% and 50% increments, respectively, on the first, second and third anniversaries of this Agreement. In addition, all of the options will vest if the Company terminates this Agreement other than for Cause (as defined in Section 6.2) or if the Executive quits for Good Reason (as defined in Section 6.3(B)). The options shall remain exercisable for a period of five (5) years from the date of grant. The specific terms of the above-referenced option shall be as set forth in a separate option agreement in the form annexed hereto as Exhibit 3.4.

                                        (B) Executive shall be entitled to
participate in the Guarantor's stock option programs, although Executive understands that any grants under such programs are completely discretionary with the Compensation Committee of the Guarantor's Board of Directors.

                  3.5      Reimbursements

         Executive shall be entitled to reimbursement for all amounts reasonably expended on behalf of the Company, subject to verification similar to that required of and provided by the Company's other senior executives.

                  3.6      Deductions

         The Company shall deduct from Executive's gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Executive.

                  3.7      Disability

         Except in the case of Executive's Total Disability (as defined in Section 6.4), Executive's full compensation and benefits under this Agreement shall be continued during any period when he is absent or unable to perform his duties due to illness, disability or other incapacity; and Executive's inability to perform his duties by reason of the foregoing shall not constitute a failure to perform his obligations under this Agreement and shall not be deemed a default by Executive hereunder. The consequences of Executive's Total Disability is covered in Section 7.2 of this Agreement.

         4.       VACATION

         Executive shall be entitled to four weeks of vacation in each twelve-month period; provided, however, that no more than six weeks may be taken during any eighteen-month period. Such vacation will accrue on a pro rata basis from the date employment commences under this Agreement. At the end of his employment hereunder, Executive shall be paid for any accrued but unused vacation time. Executive agrees that he will coordinate his vacation plans and schedules in order to prevent any undue disruption of the Company's business.

         5.       INDEMNIFICATION

         Executive shall be indemnified by Guarantor and the Company to the full extent permitted by law in respect of his actions as an officer or director of the Company and shall be provided with such liability insurance coverage in this connection as is provided to other Company executives. In addition, the Company and Guarantor shall enter into an Indemnification Agreement with Executive in the form attached as Exhibit 5.

         6.       TERMINATION OF EMPLOYMENT

         Employment shall terminate upon the occurrence of any of the following events:

                  6.1      Mutual Agreement

         Whenever the Company and Executive mutually agree in writing to termination;

                  6.2      Termination for Cause

         At any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) material breach by Executive of this Agreement or material failure by Executive to perform his duties under this Agreement (other than by reason of Executive's Total Disability) followed by (a) written notice from the Company to Executive specifying such material failure or such material breach, plus (b) Executive not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, Executive not having taken reasonable steps toward curing such material failure or material breach within thirty days of his actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable, or (ii) conviction of Executive by, or a plea of guilty in, a court of competent jurisdiction of a felony or other major crime (a plea of nolo contendere shall be deemed a conviction).

                  6.3 Termination without Cause by the Company or for Good Reason by Executive

                           (A) By the Company. Notwithstanding any other
provision of this Agreement, the Company shall have the right to terminate Executive's employment with the Company and Milgray without Cause at any time, and upon such termination Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                           (B) By Executive. If the Company materially breaches
any of its obligations, or any material violation by the Company of Executive's rights, under this Agreement followed by (i) written notice from Executive specifying such material breach or violation, plus (ii) the Company not having cured the breach within thirty days of actual receipt of notice or, if the breach is not capable of cure within thirty days, the Company not having taken reasonable steps toward curing such material breach or failure within thirty days of actual receipt of such notice and diligently continuing to cure such material breach as expeditiously as practicable (the foregoing being referred to as "Good Reason"), Executive will have the right at Executive's election to terminate his employment hereunder by sending notice to the Company of his election to so terminate. Termination pursuant to this subsection will be effective from and after the effective date of Executive's notice to the Company terminating Executive's employment as aforesaid. Upon any such termination, Executive shall have the rights to receive the amounts described in Section 7.1 and Executive shall be fully vested in all options granted to him under this Agreement.

                  6.4      Death/Disability

         The death or Total Disability of Executive. For the purposes of this Agreement, "Total Disability" shall mean the inability of Executive due to illness or other incapacity to perform his duties hereunder in a normal manner for a period of six months (whether or not consecutive) during any consecutive eighteen-month period. If there shall be a Total Disability involving Executive, his employment may be terminated by written notice by the Company to Executive. In the event of Executive's death during the term of this Agreement, the persons designated by Executive (or if Executive does not make such a designation, then Executive's estate) shall be entitled to receive his Base Salary plus guaranteed bonus provided for Executive in this Agreement for a period of twelve months following Executive's death (regardless of the time of such death).

                  6.5      Voluntary Termination

         Executive may terminate his employment under this Agreement at any time upon thirty days written notice.

         7.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT

                  7.1 Termination by the Company other than for Cause or Termination by Executive for Good Reason. If the Company terminates Executive's employment other than for Cause or if Executive, for Good Reason terminates his employment, Executive shall be entitled to receive from the Company (at Executive's election which must be exercised within 30 days of termination), either (i) within twenty days of such election, a lump sum payment in an amount equal to the sum of his Base Salary (plus guaranteed bonus) payments to which Executive would be entitled under this Agreement as a full-time employee of the Company for the balance of Executive's term of employment under this Agreement (from the date of termination); such lump sum payment discounted to present value using the interest rate offered at the date of termination by The Chase Manhattan Bank, N.A., on a certificate of deposit for a period of time equal to the remaining term of this Agreement at the date of termination and subject to the noncompetition covenant for the then balance of the Term as set forth in
Section 8.1; or (ii) receive all Base Salary plus guaranteed bonus payments for the remaining term of this Agreement; provided, however, that should Executive elect to become employed by a competitor of the Company after termination (whether as an officer, director, employee, consultant or otherwise), the Company may offset against the amounts it owes Executive all compensation derived from such competitive employment. Executive agrees to notify the Company within five (5) business days of being employed by a competitor of the Company and to provide the Company with such documentation as the Company may reasonably request (including, but not limited to, copies of his Forms W-2) in order to enable the Company to verify the amount of Executive's compensation from any competitor.

                 7.2 Termination by the Company because of Executive's Total Disability. If the Company terminates Executive's employment hereunder because of Executive's Total Disability, Executive shall be entitled to receive from the Company for the full balance of the Term of this Agreement regular bi-weekly payments equal to 75% of Executive's regular bi-weekly Base Salary payment plus guaranteed bonus. This amount shall be reduced by all benefits provided to Executive under any Company disability plan or plans. Executive agrees to participate in such plan(s) to as full an extent and amount as permitted under such plans.

                 7.3 Voluntary Termination by Executive or Termination by the Company for Cause.

         If Executive voluntarily terminates his employment hereunder (other than for Good Reason or Total Disability) or if the Company terminates Executive's employment for Cause, Executive shall not be entitled to any further compensation following such termination. The Company shall not be entitled to recover any damages or other amount from Executive by reason of any such termination.

         8.       RESTRICTIVE COVENANTS

                  8.1      Covenant Not to Compete.

         During Executive's employment with the Company, Executive shall not, directly or indirectly, be engaged in the distribution or sale of any products that are directly competitive with products presently distributed or sold by the Company or any of its subsidiaries within the geographical area in which the Company or any of its subsidiaries conducts its business (except for passive investments by Executive of up to 5% of the outstanding stock of a publicly-held company engaged in any such activities). Following termination of Executive's employment with the Company, both in the case of voluntary termination by Executive (whether or not for Good Reason) or in the case of termination by the Company (whether or not for Cause), there shall be no restrictions on Executive's employment by another entity (whether or not competitive with the Company) unless Executive shall have elected the compensation option set forth in Section 7.1(i), in which case the restrictions set forth in the first sentence of this Section 8.1 (except as provided in the last sentence of this Section 8.1) shall continue to apply for the balance of the term of this Agreement as of the date of termination; provided, however, that if Executive elects the option set forth in Section 7.1(i) and then determines at a subsequent date that he wishes to take actions that would otherwise violate such restrictions, Executive will be relieved from such restrictions if he repays to the Company, in advance of taking such actions, a pro rata portion of the payments he received pursuant to that election (based on the length of the time remaining on the non-competition covenant at that time in comparison to the total remaining term of the non-competition covenant at the time of termination). For example, if Executive were terminated without Cause after one year, and elected to receive his remaining two years of pay under this Agreement in a lump sum, and one year later wanted to work for a competitor, the Executive could do so if he repaid the Company one-half of the amount he received as severance (2 years severance pay lump-sum, 1 year of which was "earned" by not competing, with the portion relating to the remaining 1 year to be repaid to the Company in exchange for a release from the non-compete). The Company may, at any time and from time to time, attach an annex to this Agreement specifying specific jurisdictions in which the covenant not-to-compete set forth in this
Section 8.1 is applicable. Notwithstanding anything to the contrary contained in the second sentence of this Section 8.1, Executive shall not be restricted from employment by a manufacturer or manufacturer's sales representative which manufactures and/or sells any products referred to in the first sentence of this
Section 8.1 or from the sale of any of such products in connection with such employment.

                  8.2 Nondisclosure and Nonsolicitation. Both during and after Executive's employment with the Company, Executive shall keep secret all material confidential matters of the Company not in the public domain and will not disclose them to anyone outside of the Company. Further, after termination Executive will not seek to hire Company employees.

         9.       MISCELLANEOUS

                  9.1      Arbitration

         All disputes, controversies or claims arising out of or in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall be submitted to binding arbitration taking place in the State of New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Expenses of the arbitration shall be apportioned between the parties by the arbitrator on the basis of relative fault.

                  9.2      Legal Fees

         The Company shall pay all legal fees incurred by Executive arising out of the Company's failing to make any payment or withholding any employee benefits under this Agreement or contesting the validity, enforceability or interpretation of this Agreement in the event it is determined that (i) such action was not justified under this Agreement or (ii) if it is determined that both the Company and the Executive acted in violation of this Agreement, the Company's actions constituted a more serious violation than did the Executive's actions. Determination as to Executive's entitlement to legal fees pursuant to this Agreement may be made by the arbitrator if arbitration is sought or by independent legal counsel acceptable to both parties.

                  9.3      No Third-Party Beneficiaries

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  9.4      Entire Agreement

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  9.5      Succession and Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other.

                  9.6      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7      Headings

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8      Notices

         All notices, requests, demands, claims, and other communications required or permitted hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           IF TO THE COMPANY:

                           Milgray Electronics, Inc.
                           77 Schmitt Boulevard
                           Farmingdale, New York  11735
                           Attn:  President

                           IF TO THE GUARANTOR:

                           Bell Industries, Inc.
                           11812 San Vicente Boulevard
                           Los Angeles, California  90049-5022
                           Attn:  President

                           IF TO EXECUTIVE:

                           Thomas Woolf
                           Saw Mill Road
                           Newtown, Connecticut  06470

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice in the manner herein set forth.

                  9.9      Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.10     Amendments and Waivers

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Executive. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11     Severability

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.12     Guarantee

         Guarantor unconditionally guarantees all of the Company's obligations hereunder. Guarantor agrees that Executive may proceed directly against Guarantor in the event of the Company's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Company.

         IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          MILGRAY ELECTRONICS, INC.


                                          By:____________________________
                                                   Name:
                                                   Title:


                                          BELL INDUSTRIES, INC.


                                          By:____________________________
                                                   Name:
                                                   Title:




                                          _______________________________
                                          Thomas Woolf

                                   EXHIBIT 3.4

                         FORM OF STOCK OPTION AGREEMENT

                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement") is made as of this _________ day of _______________, 199_, between Bell Industries, Inc., a
California corporation(the "Company"), and Thomas Woolf (the "Participant").

                                 R E C I T A L S

         1. The Board of Directors of the Company and its shareholders have adopted the 1990 Stock Option Plan as of October 29, 1990 and the 1994 Stock Option Plan as of November 1, 1994 (the "Plans"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plans.

         2. The Plans provide for the selling or granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary of the Company, as the Compensation Committee (the "Committee") may from time to time determine, of Restricted Stock or options to purchase shares of Common Stock of the Company.

         3. Pursuant to the Plans, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant an Incentive Stock Option to the Participant covering 10,000 shares of the Company's Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Participant.

         4. The Option granted hereby is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option. The Company grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate 10,000 shares of Common Stock at the purchase price of $___________ per share, exercisable in installment periods in accordance with the provisions of this Agreement during a period expiring on the 5th anniversary of the date of this Agreement (the "Expiration Date") or earlier in accordance with Section 5 hereof; provided, however, if the Participant does not in any given installment period purchase all of the shares that the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the Expiration Date or sooner termination of the Participant's option.

     2. Vesting. This Option shall vest and become exercisable in the percentages and on the dates set forth below:


                                                     Percentage                         Cumulative
                                                     Initially                          Percentage
                           Date                      Exercisable                        Exercisable
                           ----                      -----------                        -----------
                                                         25%                                25%
                                                         25%                                50%
                                                         50%                               100%

Subject to earlier termination under Section 5 hereof, at any time after the 3rd anniversary date of this Agreement, but no later than the Expiration Date, the Participant may purchase all or any part of the shares subject to this Option which the Participant theretofore failed to purchase. In each case, the number of shares which may be purchased shall be calculated to the nearest full share.

                   Notwithstanding the foregoing vesting schedule, but subject to Section 5 hereof, this Option shall become immediately exercisable in full, if (i) the Company terminates Participant's employment agreement (the "Employment Agreement") dated as of ____________, 1996 other than for Cause (as defined in the Employment Agreement) or (ii) Participant terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement).

     3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased either (i) in cash or by certified or cashier's check payable to the order of the Company, or (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the Participant. Shares of Common Stock used to satisfy any portion of the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 below) as of the close of the business day immediately preceding the date of exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise if less than one hundred (100) shares.

     This Option may be exercised (i) during the lifetime of the Participant, only by the Participant or, in the event a conservator, guardian or legal representative is appointed during the Participant's lifetime to handle the affairs of the Participant, by such conservator, guardian or legal representative; and (ii) after the Participant's death, by his or her transferee by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Participant or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in this Option, the Participant, or the Participant's permitted successors in interest, may exercise the Option on behalf of the spouse of the Participant or such spouse's successors in interest.

         Except in the event of the Participant's death or permanent disability, the Option may not be exercised prior to the date six months from the date hereof.

         4. Fair Market Value of Common Stock. The fair market value of a share of Company Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the New York Stock Exchange (or other principal stock exchange on which such shares are then listed) or, if such shares are not then listed on such exchange (or other principal stock exchange), by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

         5. Cessation of Services, Death or Permanent Disability. If a Participant ceases to be employed by the Company or one of its subsidiaries for any reason other than the Participant's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the Participant's Option shall be exercisable for a period of three (3) months after the date the Participant ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 5, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof.

         If the Participant dies or becomes permanently disabled while employed by the Company or one of its subsidiaries, the Participant's Option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such Option may, to the extent that it remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such death, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution.

         6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (whether by registration or qualification or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

         7. Withholding of Taxes. If the Participant or the Participant's permitted successors in interest disposes of shares of Common Stock acquired pursuant to the exercise of this Option within two years after the date of this Agreement or within one year after exercise of this Option, the Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of this Option or the sale of Common Stock issued to the Participant upon exercises hereof, all taxes as may be required from time to time under federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other compensation to the Participant or by payment to the Company by the Participant of required withholding tax, as the Committee may determine.

         8. Adjustments for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property of the Company, the Committee shall provide in writing for appropriate satisfaction of this Option by one or more of the following alternatives to be made in connection with such transaction: (i) the immediate exercisability of this Option (provided that this Option was granted more than six months before such transaction) notwithstanding the provisions of Section 3 hereof, except that this Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise if less than one hundred (100) shares; (ii) the assumption of this Option or the substitution therefore of a new option covering the stock of a successor corporation, with appropriate adjustments as to number and kind of shares and prices; (iii) the continuance of the Plan by such successor corporation in which event this Option shall remain in full effect under the terms so provided; or (iv) the payment of an amount in cash or stock, or any combination thereof, in lieu of and in complete satisfaction of this Option.

         Adjustments under this paragraph 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         9. Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

         10. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Participant nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Participant.

         11. Not an Employment or Service Contract. Nothing contained herein shall be construed as agreement by the Company, express or implied, to employ Participant or contract for Participant's services, to restrict the Company's right to discharge Participant or cease contracting for Participant's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Participant and the Company.

         12. Agreement Subject to Plan. The Option hereby granted is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Participant's rights under this Option without the prior written consent of the Participant.

         13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         14. Notices. Any notice or other paper or payment required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

         (a)      if to the Company:       Bell Industries, Inc.
                                           11812 San Vicente Boulevard
                                           Los Angeles, CA  90049-5022

                                           Attention:  President

         (b)      if to Participant:       Thomas Woolf
                                           Saw Mill Road

                                           Newtown, Connecticut  06470

Any party, by written notice, may designate another address for notices to be sent from time to time.

        15. Execution. This Option has been granted, executed and delivered the day and year first above written at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                                            COMPANY

                                            BELL INDUSTRIES, INC.



                                            BY:____________________________

                                            PARTICIPANT


                                            _______________________________
                                            Thomas Woolf

         By his or her signature below, the spouse of the Participant agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                            _______________________________
                                            NAME:

                                    EXHIBIT 5

                        FORM OF INDEMNIFICATION AGREEMENT

                               INDEMNITY AGREEMENT



         This Agreement is made as of the _____ day of __________, 1996, by and between Milgray Electronics, Inc., a New York corporation (the "Corporation"), Bell Industries, Inc., a California corporation (the "Guarantor"), and Thomas Woolf (the "Indemnitee"), a Director and/or Officer of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and officers' liability insurance has been severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, the Corporation does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity;

         NOW, THEREFORE, in consideration of Indemnitee's service as a Director or Officer after the date hereof the parties agree as follows:

         1. Definitions.  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

                  (b) The term "Expenses" shall include, but is not limited to, expenses of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

                  (c) The terms "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Corporation.

         2. Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director and/or Officer.

         3. Limitations on Indemnity. Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee

                  (a) which payment it is prohibited by applicable law from paying as indemnity;

                  (b) for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (c) for which payment the Indemnitee is indemnified by Corporation otherwise than pursuant to this Agreement and payment is actually made to the Indemnitee except in respect of any excess beyond the amount of the payment under such indemnification;

                  (d) resulting from a claim decided in a Proceeding adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

                  (e) resulting from a claim decided in a Proceeding adversely to the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Corporation within the meaning of Section 16(b) or 16(c) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

                  (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

     For purposes of Sections 3 and 4, the phrase "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

         4. Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against him in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding; provided, however, that Expenses of defense need not be paid as incurred and in advance where the judicial agent of first impression has decided the Indemnitee is not entitled to be indemnified pursuant to this Agreement or otherwise. Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

         5. Enforcement. If a claim under this Agreement is not paid by Corporation, or on its behalf, within thirty days after a written claim has been received by Corporation, the Indemnitee may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

         6. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights. Notwithstanding the foregoing, if any of the provisions hereof would impair or jeopardize Indemnitee's coverage under the Corporation's Directors' and Officers' Liability Policy, such provisions shall be ineffective and shall be deemed deleted from this Agreement.

         7. Notice. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to Corporation shall be given at its principal office and shall be directed to the President (or such other address as Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give Corporation such information and cooperation as it may reasonably require.

         8. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         9. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Corporation or under California law.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with California law.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         12. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         13. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         14. Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer prior to or after the date of the Agreement.

         15. Guaranty. Guarantor unconditionally guarantees all of the Corporation's obligations hereunder. Guarantor agrees that Indemnitee may proceed directly against Guarantor in the event of the Corporation's failure to perform all of its obligations hereunder and shall not be obligated to exhaust his remedies against the Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


INDEMNITEE                                   CORPORATION



By:_______________________                   By:___________________



                                             GUARANTOR


                                             By:___________________

                                                                  EXHIBIT 6.12


                              FORM OF LEGAL OPINION

                                  [LETTERHEAD]

                                November __, 1996

Bell Industries, Inc.
ME Acquisition, Inc.
11812 San Vicente Boulevard
Los Angeles, California 90049

Re:      Milgray Electronics, Inc.

Dear Sirs:

         I have acted as counsel to Milgray Electronics, Inc., a New York corporation (the "Company"), in connection with the acquisition of the Company by Bell Industries, Inc., a California corporation ("Parent") by means of a tender offer (the "Offer") by ME Acquisition, Inc., a New York corporation ("Purchaser") for all outstanding shares of common stock, par value $.25 per share, of the Company (the "Company Common Stock"), at $14.77 per share, net to the seller in cash, followed by a merger (the "Merger") of Purchaser into the Company, pursuant to an Agreement and Plan of Merger entered into as of November 26, 1996 (the "Agreement"). I am delivering this opinion to you pursuant to section 6.12 of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         I have examined such corporate records, certificates and documents and examined such questions of law as I have deemed necessary or desirable as a basis for rendering this opinion. Based on the foregoing, and subject to the qualifications set forth below, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York.

         2. The Company is qualified as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 3.1(a) of the Agreement (the "Jurisdictions"). To my knowledge, except for the Jurisdictions, there are no jurisdictions in which the character of the Company's properties or the nature of its business makes qualification as a foreign corporation necessary.

Bell Industries, Inc.
ME Acquisition, Inc.
November __, 1996
Page 2

         3. The Company has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as now being conducted and as it is now proposed to be conducted.

         4. To my knowledge, the Company's authorized capital stock consists solely of 60,000,000 shares of the Company Common Stock, of which 6,773,176 shares are issued and outstanding and 43,726 shares are issued and held in the Treasury of the Company. Also to my knowledge:

                  (a) All of the issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                  (b) No agreement or other document grants or imposes on any shares of the Company Common Stock any right, preference, privilege or restriction with respect to the transactions contemplated by the Agreement (including without limitation any rights of first refusal), other than the right to dissent from the Merger.

                  (c) There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company issued and outstanding.

                  (d) Except as set forth in the introduction to this paragraph 4 and in subparagraphs (a) - (c) of this paragraph 4, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) except as otherwise set forth on Schedule 3.2(a) of the Agreement, there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (including without limitation "earn-out" arrangements) relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

                  (e) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Common Stock or

Bell Industries, Inc.
ME Acquisition, Inc.
November __, 1996
Page 3

         the capital stock of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of the Company (each, a "Subsidiary") or any other entity.

                  (f) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                  (g) The Company is not required to redeem, repurchase or otherwise acquire shares of capital stock of the Company as a result of the transactions contemplated by this Agreement.

                  (h) All of the issued and outstanding shares of capital stock of each of the Subsidiaries are owned beneficially and of record by the Company, free and clear of all liens, charges, pledges, encumbrances, equities, voting restrictions, claims and options of any nature. The Company has not made, directly or indirectly, any material investment in, advance to or purchase or guaranty of any obligations of, any entity other than the Subsidiaries.

         5. The Company has the requisite corporate power and authority to execute and deliver the Agreement, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. Except as described in paragraph 10 of this opinion, all corporate action has been taken on the part of the Company necessary for the authorization, execution and delivery of the Agreement by the Company, the performance of all obligations of the Company under the Agreement and the consummation of the transactions contemplated by the Agreement (including without limitation the Company's approval of the acquisition by Parent of beneficial ownership of shares of the Company Common Stock), and no other corporate proceedings on the part of the Company are necessary, as a matter of law or otherwise, including any vote of the Company's shareholders, in order to satisfy the requirements for business combinations contained in Section 912(c)(1) of the NYBCL.

         6. Upon execution and delivery of the Agreement and assuming that the Agreement constitutes a valid and binding agreement of Parent and Purchaser, the Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof.

Bell Industries, Inc.
ME Acquisition, Inc.
November __, 1996
Page 4

         7. The execution and delivery of the Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby, do not and will not:

                  (a) subject to the obtaining of any requisite approvals of the Company's shareholders, violate any provision of the certificate of incorporation or bylaws of the Company;

                  (b) require any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Entity, except as provided in section 3.4(b) of the Agreement;

                  (c) to my knowledge, except as disclosed on Schedule 3.4(c) of the Agreement, result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit under, any of the terms, conditions or provisions of any material note, lease, mortgage, license or agreement which would have a Material Adverse Effect;

                  (d) to my knowledge, violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Company, in such a manner as to materially impair the ability of the Company to perform its obligations under the Agreement or prevent the consummation of any of the transactions contemplated by the Agreement; or

                  (e) to my knowledge, result in the creation of any lien, charge or encumbrance upon any shares of capital stock, properties or assets of the Company under any agreement or instrument to which the Company is a party or by which the Company is bound (other than any liens, charges or encumbrances that may be created as a result of the financing by Parent of the transactions contemplated by the Agreement).

         8. To my knowledge, except as disclosed on Schedule 3.10 of the Agreement, there is no suit, claim, action, proceeding or investigation pending or threatened against or affecting the Company or any of the directors or officers of the Company in their capacity as such that, individually or in the aggregate, allege damages of $100,000 or more. Also to my knowledge, neither the Company nor any officer, director or employee of the Company, has been permanently or temporarily enjoined by

Bell Industries, Inc.
ME Acquisition, Inc.
November __, 1996
Page 5

any order, judgment or decree of any court or any other governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company nor is the Company or any officer, director or employee of the Company under investigation by any Governmental Entity related to the conduct of the Company's business. Finally, to my knowledge, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

         9. To my knowledge, the Company holds all material licenses, permits and authorizations necessary for the lawful conduct of its business as now conducted, and to my knowledge, such business is not being, and the Company has not received any notice from any authority or person that such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to (a) the protection of the environment or (b) occupational health and safety, except for possible violations which are not material either singly or in the aggregate.

         10. If Parent, Purchaser or any permitted assignee thereof acquires and holds shares of Company Common Stock constituting at least 90% of all of the issued and outstanding shares of Company Common Stock, no vote of the holders of the Company Common Stock is required to approve the Agreement or the transactions contemplated thereby, including the Merger. Otherwise, the Merger must be approved by the affirmative vote of at least 662/3% of the outstanding shares entitled to vote on a proposal to approve the Merger at a duly convened special or regular meeting of the shareholders of the Company.

         The opinions expressed in paragraphs 1 and 2 with respect to good standing are based solely upon the certificates of status and good standing issued by the appropriate governmental agency of the State of New York and the appropriate governmental agency of each of the Jurisdictions (copies of which are attached hereto as Exhibit A), and no opinion is expressed herein with respect to such matters beyond the dates as of which such certificates were issued.

         The opinions set forth above are also subject to and limited by the following:

         (a) with respect to the enforceability of the Agreement, the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws (including without limitation, New York and federal laws relating to fraudulent transfers or

Bell Industries, Inc.
ME Acquisition, Inc.
November __, 1996
Page 6

conveyances), and court decisions and other legal or equitable principles of general application, relating to, limiting or affecting the enforcement of creditors' rights generally;

         (b) the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief; and

         (c) the effect of federal, state or local antitrust or similar laws governing business acquisitions (other than the NYBCL, the effect of which expressly is covered by the opinions set forth herein).

         The opinions herein are limited to the applicability of New York law and the laws of the United States, and I express no opinion whatsoever as to the laws of any other jurisdiction.

         Whenever my opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to my knowledge," such phrase means that I do not have actual knowledge that the facts as stated herein are untrue.

         This opinion is rendered solely for your benefit in connection with the Agreement and may not be relied upon in any manner for any purpose, or furnished to, used, circulated, quoted or referred to by any person without my prior written consent.

                                                     Very truly yours,



                                                     Herschel M. Weinberg